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                              E-P ACQUISITION, INC.

                                    AS ISSUER

                                 THE GUARANTORS
                                  NAMED HEREIN

                                       AND

                              THE BANK OF NEW YORK

                                   AS TRUSTEE

                                  $220,000,000

                    9 3/8% SENIOR SUBORDINATED NOTES DUE 2008

                                    INDENTURE

                          Dated as of February 24, 1998





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                                TABLE OF CONTENTS

                             ----------------------

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.....................................................1
SECTION 1.02.  Other Definitions..............................................23
SECTION 1.03.  Incorporation by Reference of TIA..............................24
SECTION 1.04.  Rules of Construction..........................................24

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01.  Form and Dating................................................24
SECTION 2.02.  Execution and Authentication; Authentication Agent.............28
SECTION 2.03.  Registrar and Paying Agent.....................................28
SECTION 2.04.  Paying Agent to Hold Money in Trust............................29
SECTION 2.05.  Holder Lists...................................................29
SECTION 2.06.  Transfer and Exchange..........................................29
SECTION 2.07.  Book-entry Provisions for Global Notes.........................31
SECTION 2.08.  Special Transfer Provisions....................................32
SECTION 2.09.  Replacement Notes..............................................35
SECTION 2.10.  Outstanding Notes..............................................35
SECTION 2.11.  Treasury Notes.................................................36
SECTION 2.12.  Temporary Notes................................................36
SECTION 2.13.  Cancellation...................................................36
SECTION 2.14.  Defaulted Interest.............................................36
SECTION 2.15.  Record Date....................................................37
SECTION 2.16.  CUSIP and CINS Numbers.........................................37


                                    ARTICLE 3
                       REDEMPTIONS AND OFFERS TO PURCHASE

SECTION 3.01.  Notices to Trustee.............................................37
SECTION 3.02.  Selection of Notes to Be Redeemed or Purchased.................38
SECTION 3.03.  Notice of Redemption...........................................38
SECTION 3.04.  Effect of Notice of Redemption.................................39
SECTION 3.05.  Deposit of Redemption Price....................................39
SECTION 3.06.  Notes Redeemed in Part.........................................39
SECTION 3.07.  Redemption Provisions..........................................39
SECTION 3.08.  Mandatory Offers...............................................40


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                                                                            PAGE
                                                                            ----
                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.  Payment of Notes...............................................42
SECTION 4.02.  Reports........................................................43
SECTION 4.03.  Compliance Certificate.........................................43
SECTION 4.04.  Stay, Extension and Usury Laws.................................44
SECTION 4.05.  Limitation on Restricted Payments..............................44
SECTION 4.06.  Corporate Existence............................................46
SECTION 4.07.  Limitations on Additional Indebtedness.........................47
SECTION 4.08.  Limitation on the Issuance of Capital Stock of Restricted
                  Subsidiaries................................................47
SECTION 4.09.  Limitations on Layering Debt...................................47
SECTION 4.10.  Limitation on Transactions with Affiliates.....................47
SECTION 4.11.  Limitations on Liens...........................................48
SECTION 4.12.  Taxes..........................................................49
SECTION 4.13.  Limitations on Restrictions on Distributions from Restricted
                  Subsidiaries................................................49
SECTION 4.14.  Maintenance of Office or Agencies..............................50
SECTION 4.15.  Change of Control..............................................50
SECTION 4.16.  Limitations on Asset Sales.....................................51
SECTION 4.17.  Additional Note Guarantees.....................................53

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.  Limitations on Mergers and Certain Other Transactions..........53

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default..............................................54
SECTION 6.02.  Acceleration...................................................56
SECTION 6.03.  Other Remedies.................................................56
SECTION 6.04.  Waiver of Past Defaults........................................56
SECTION 6.05.  Control by Majority of Holders.................................57
SECTION 6.06.  Limitations on Suits by Holders................................57
SECTION 6.07.  Rights of Holders to Receive Payment...........................57
SECTION 6.08.  Collection Suit by Trustee.....................................57
SECTION 6.09.  Trustee May File Proofs of Claim...............................57


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                                                                            PAGE
                                                                            ----
SECTION 6.10.  Priorities.....................................................58
SECTION 6.11.  Undertaking for Costs..........................................59
SECTION 6.12.  Willful Default................................................59

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.  Duties of Trustee..............................................59
SECTION 7.02.  Rights of Trustee..............................................60
SECTION 7.03.  Individual Rights of Trustee...................................61
SECTION 7.04.  Trustee's Disclaimer...........................................61
SECTION 7.05.  Notice to Holders of Defaults and Events of Default............61
SECTION 7.06.  Reports by Trustee to Holders..................................61
SECTION 7.07.  Compensation and Indemnity.....................................61
SECTION 7.08.  Replacement of Trustee.........................................62
SECTION 7.09.  Successor Trustee by Merger, Etc...............................63
SECTION 7.10.  Eligibility; Disqualification..................................63
SECTION 7.11.  Preferential Collection of Claims Against Company..............63


                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

SECTION 8.01.  Discharge of Liability on Notes; Defeasance....................64
SECTION 8.02.  Conditions to Defeasance.......................................65
SECTION 8.03.  Application of Trust Money.....................................66
SECTION 8.04.  Repayment to Company...........................................66
SECTION 8.05.  Indemnity for Government Securities............................67
SECTION 8.06.  Reinstatement..................................................67


                                    ARTICLE 9
                                   AMENDMENTS

SECTION 9.01.  Amendments and Supplements Permitted without Consent of
                  Holders.....................................................67
SECTION 9.02.  Amendments and Supplements Requiring Consent of Holders........68
SECTION 9.03.  Compliance with TIA............................................68
SECTION 9.04.  Revocation and Effect of Consents..............................68
SECTION 9.05.  Notation or Exchange of Notes..................................69
SECTION 9.06.  Trustee Protected..............................................69




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                                                                            PAGE
                                                                            ----
                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01.  Agreement to Subordinate......................................70
SECTION 10.02.  Liquidation; Dissolution; Bankruptcy..........................70
SECTION 10.03.  No Payment on Notes in Certain Circumstances..................70
SECTION 10.04.  Acceleration of Notes.........................................71
SECTION 10.05.  When Distributions Must Be Paid Over..........................72
SECTION 10.06.  Notice........................................................72
SECTION 10.07.  Subrogation...................................................73
SECTION 10.08.  Relative Rights...............................................73
SECTION 10.09.  The Company, Guarantors and Holders May Not Impair
                  Subordination...............................................74
SECTION 10.10.  Distribution or Notice to Representative......................74
SECTION 10.11.  Rights of Trustee and Paying Agent............................75
SECTION 10.12.  Authorization to Effect Subordination.........................75

                                   ARTICLE 11
                                    GUARANTEE

SECTION 11.01.  Guarantee.....................................................75
SECTION 11.02.  Trustee to Include Paying Agent...............................76
SECTION 11.03.  Subordination of Guarantee....................................76
SECTION 11.04.  Senior Subordinated Debt of Guarantor.........................77
SECTION 11.05.  Limits of Guarantee...........................................77


                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.01.  Trust Indenture Act Controls..................................77
SECTION 12.02.  Notices.......................................................77
SECTION 12.03.  Communication by Holders with Other Holders...................78
SECTION 12.04.  Certificate and Opinion As to Conditions Precedent............78
SECTION 12.05.  Statements Required in Certificate or Opinion.................79
SECTION 12.06.  Rules by Trustee and Agents...................................79
SECTION 12.07.  Legal Holidays................................................79
SECTION 12.08.  No Recourse Against Others....................................79
SECTION 12.09.  Counterparts..................................................79
SECTION 12.10.  Initial Appointments, Compliance Certificates.................79
SECTION 12.11.  Governing Law.................................................79
SECTION 12.12.  No Adverse Interpretation of Other Agreements.................80
SECTION 12.13.  Successors....................................................80


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                                                                            PAGE
                                                                            ----
SECTION 12.14.  Severability..................................................80
SECTION 12.15.  Third Party Beneficiaries.....................................80
SECTION 12.16.  Table of Contents, Headings, Etc..............................80


                                       v




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         INDENTURE, dated as of February 24, 1998, is by and among E-P
Acquisition, Inc. (as further defined below, the "Company"), the Guarantors and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE").

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes:

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  Definitions.

         "ACQUIRED INDEBTEDNESS" means (a) with respect to any Person that becomes a Restricted Subsidiary after the date of this Indenture, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (b) with respect to the Company or any of its Restricted Subsidiaries, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

         "ACQUISITION" means the acquisition by E-P Acquisition, Inc. and Parent of Eagle Picher Industries, Inc., from Eagle-Picher Industries, Inc. Personal Injury Settlement Trust (the "SETTLEMENT TRUST") as contemplated under the Merger Agreement, dated as of December 23, 1997 (the "MERGER AGREEMENT"), among the Settlement Trust, Eagle-Picher Industries, Inc., E-P Acquisition, Inc. and Parent.

         "ACQUISITION MERGER" means the merger upon the closing of the Acquisition between E- P Acquisition, Inc. and Eagle-Picher Industries, Inc., with Eagle-Picher Industries, Inc. as the surviving corporation.

         "AFFILIATE" of any Person means any Person (i) which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person, (ii) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock, or more than 20% of all classes of Capital Stock (other than preferred stock) in the aggregate, of the referent Person, (iii) of which 10% or more of the Voting Stock, or more than 20% of all classes of Capital Stock (other than preferred stock) in the aggregate, is beneficially owned or held, directly or indirectly, by the referent Person or (iv) with respect to an individual, any






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immediate family member of such Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT" means any Registrar, Paying Agent, or co-registrar appointed pursuant to Section 2.03.

         "ASSET SALE" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one transaction or a series of related transactions, of (a) any Capital Stock of any Subsidiary or (b) any other properties or assets of the Company or any of its Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable, inventory or other properties or assets in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any of the following: (i) any transfer of properties or assets (including Capital Stock) that is governed by, and made in accordance with, the provisions of Article 5; (ii) any transfer of properties or assets to an Unrestricted Subsidiary, if permitted under Section 4.05; (iii) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either no longer used or useful in the business of the Company or its Subsidiaries, provided that the proceeds thereof are used to purchase replacement or similar assets for use in the business of the Company and its Subsidiaries; and (iv) any transfers that, but for this clause (iv), would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the properties or assets transferred in such transaction or any such series of related transactions does not exceed $500,000.

         "ATTRIBUTABLE INDEBTEDNESS," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, property subject to such Sale and Leaseback Transaction and the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

         "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended.

         "BANKRUPTCY LAW" means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

         "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

         "BOARD RESOLUTION" means a duly adopted resolution of the Board of Directors of the Company.


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         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, the State of Ohio or at a place of payment are authorized by law, regulation or executive order to remain closed.

         "CAPITAL STOCK" of any Person means (i) any and all shares or other equity interests (including without limitation common stock, preferred stock and partnership interests) in such Person and (ii) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

         "CAPITALIZED LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "CASH EQUIVALENTS" means (i) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) U.S. dollar denominated time deposits and certificates of deposit of any financial institution (a) that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million or (b) whose short-term commercial paper rating or that of its parent company is at least A-1 or the equivalent thereof from S&P or P-1 or the equivalent thereof from Moody's (any such bank, an "APPROVED BANK"), in each case with a maturity of 360 days or less from the date of acquisition; (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing no more than 360 days from the date of acquisition; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(i) above entered into with any commercial bank meeting the specifications of clause (ii)(a) above; (v) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above; and (vi) time deposits and certificates of deposit of any commercial bank of recognized standing having capital and surplus in excess of the local currency equivalent of $100,000,000 incorporated in a country where the Company has one or more locally operating Foreign Subsidiaries, and that is, as of the Issue Date, providing banking services to the Company or any of its Foreign Subsidiaries.

         "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the consummation of any transaction the result of which is (x) if such transaction occurs prior to the first sale of Voting Stock of Parent or the Company pursuant to a registration statement under the

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Securities Act that results in at least 20% of the then outstanding Voting Stock of Parent or the Company having been sold to the public, that either (A) Control Group Members beneficially own, directly or indirectly, less than 51% of the Voting Stock of the Company or Parent (such percentage determined, for purposes of this definition, as a percentage of the total voting power of all Voting
Stock of the relevant Person) or (B) any other Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of 51% of the Voting Stock of the Company or Parent (including in any event through direct or indirect beneficial ownership of Capital Stock of Control Group
Members referred to in clause (ii) of the definition thereof) and (y) if such transaction occurred thereafter, that any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than Control Group Members), is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of 40% of the Voting Stock of the Company or Parent at any time at which Control Group Members do not beneficially own, directly or indirectly, at least 51% of the Voting Stock of the Company and Parent, (ii) the Company or Parent consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company or Parent and their Subsidiaries, in either case taken as a whole, to any Person, or any Person consolidates with, or merges with or into, the Company or Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Parent, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company or Parent, as the case may be, is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation and the beneficial owners of the Voting Stock of the Company or Parent, as the case may be, immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction, or (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company or Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company or Parent, as the case may be, was approved by either (i) a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) a Control Group Member) cease for any reason to constitute a majority of the Board of Directors of the Company or Parent, as the case may be, then in office.

         "CLOSING DATE" means the Issue Date.

         "COMPANY" means E-P Acquisition, Inc., a Delaware corporation, and its successor Eagle-Picher Industries, Inc., an Ohio corporation, as survivor of the Acquisition Merger, unless and until a subsequent successor replaces it in accordance with Article 5 and thereafter means such successor.

         "CONSOLIDATED AMORTIZATION EXPENSE" for any period means the amortization expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the

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computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED DEPRECIATION EXPENSE" for any period means the depreciation expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INCOME TAX EXPENSE" for any period means the provision for taxes based on income and profits of the Company and its Restricted Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income for such period.

         "CONSOLIDATED INTEREST COVERAGE RATIO" means, with respect to any determination date, the ratio of (a) EBITDA for the four full fiscal quarters immediately preceding the determination date (for any determination, the "Reference Period"), to (b) Consolidated Interest Expense for such Reference Period. In making such computations, (i) EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred or the Disqualified Capital Stock to be issued (and all other Indebtedness incurred or Disqualified Capital Stock issued after the first day of such Reference Period referred to in Section 4.07, through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Disqualified Capital Stock), including the refinancing of other Indebtedness, had been incurred on the first day of such Reference Period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any properties or assets outside the ordinary course of business or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the stated maturity thereof, in either case since the first day of such Reference Period through and including the date of determination, had been consummated on such first day of such Reference Period; (ii) the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with Section 4.07 and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate;
(iii) the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with Section 4.07 shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility; (iv) notwithstanding the

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foregoing clauses (ii) and (iii), interest on Indebtedness determined on a floating rate basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements; and (v) if after the first day of the applicable Reference Period and before the date of determination, the Company has permanently retired any Indebtedness out of the net proceeds of the issuance and sale of shares of Capital Stock (other than Disqualified Capital Stock) of the Company within 60 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

         "CONSOLIDATED INTEREST EXPENSE" for any period means the sum, without duplication, of the total interest expense of the Company and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation (i) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, (iii) the net costs associated with Hedging Obligations, (iv) amortization of other financing fees and expenses, (v) the interest portion of any deferred payment obligations,
(vi) amortization of debt discount or premium, if any, (vii) all other non-cash interest expense, (viii) capitalized interest, (ix) all cash dividend payments (and non-cash dividend payments in the case of a Restricted Subsidiary) on any series of preferred stock of the Company or any Restricted Subsidiary (x) all interest payable with respect to discontinued operations, and (xi) all interest on any Indebtedness of any other Person guaranteed by the Company or any Restricted Subsidiary.

         "CONSOLIDATED NET INCOME" for any period means the net income (or loss) of the Company and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Company and its Restricted Subsidiaries has an ownership interest, except to the extent that any such income has actually been received by the Company and its Restricted Subsidiaries in the form of cash dividends during such period; (ii) except to the extent includible in the consolidated net income of the Company pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary; (iii) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income (a) is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period or (b) would be subject to any taxes payable on such dividend or distribution; (iv) any gain (or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any loss), together with any related provisions for taxes on any such gain (or, if applicable, the tax effects

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of such loss), realized during such period by the Company or any Restricted
Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Sale by the Company or any of its Restricted Subsidiary; (v) any extraordinary gain (or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or, if applicable, the tax effects of such extraordinary loss), realized by the Company or any Restricted Subsidiary during such period; (vi) any non-cash loss during the fiscal year ended November 30, 1998 reflecting the decrease in deferred tax assets resulting from the Acquisition and transactions consummated in connection therewith; and (vii) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and provided, further, that (A) any gain referred to in clauses (iv) and (v) above that relates to a Restricted Investment and which is received in cash by the Company or a Restricted Subsidiary during such period shall be included in the consolidated net income of the Company, (B) to the extent deducted in determining consolidated net income for such period and not otherwise added back pursuant to the foregoing clauses of this definition, the amount of expenses in respect of Specified Transaction Payments attributable to such period shall be added back in determining Consolidated Net Income for such period, and (C) to the extent not otherwise deducted in determining such consolidated net income for any period, all payments made to Parent pursuant to any Tax Sharing Agreement or otherwise (including pursuant to Section 4.05) in respect of taxes for such period shall be deducted from the consolidated net income of the Company.

         "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date, less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a Subsidiary of such Person.

         "CONTROL GROUP MEMBERS" means (i) the natural person or persons who are the ultimate beneficial owners of Granaria Holdings N.V. on the Issue Date, as disclosed under "Security Ownership and Certain Beneficial Owners and Management of Parent" in the Offering Memorandum and members of their immediate families and any spouse, parent or descendant of any such person, or a trust the beneficiaries of which include only any of the foregoing, and any corporation or other entity all of the Capital Stock of which (other than directors' qualifying shares) is owned by any of the foregoing or (ii) any corporation or other entity at least 51% of the Voting Stock of which is owned by any of the Persons referred to in clause (i).

         "CORPORATE TRUST OFFICE" shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice to the Company.

         "COVERAGE RATIO INCURRENCE CONDITION" would be met at any specified time only if the Company (or its Successor, as the case may be) would be able to incur $1.00 of additional

Indebtedness at such specified time pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.07.

         "CREDIT FACILITY AGENT" means ABN AMRO Bank N.V. in its capacity as agent for the lenders who are party to the New Credit Agreement, or any successor or successors thereto of whom the Trustee has received notice.

         "CUSTODIAN" means any custodian, receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "DEFAULT" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

         "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, The Depository Trust Company, until a successor shall have been appointed and becomes such Depositary, and, thereafter, "Depositary" shall mean or include such successor.

         "DESIGNATED SENIOR INDEBTEDNESS" means (i) Indebtedness under the New Credit Agreement (whether incurred pursuant to the definition of Permitted Indebtedness or pursuant to the provisions of Section 4.07 ) and (ii) any other Indebtedness constituting Senior Indebtedness that at the date of determination, has an aggregate principal amount outstanding of at least $25.0 million and that is specifically designated by the Company, in the instrument creating or evidencing such Senior Indebtedness or in an Officers' Certificate delivered to the Trustee, as "Designated Senior Indebtedness."

         "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of such Person or any of its Subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or any to its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the final maturity date of the Notes; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Capital Stock or Indebtedness, shall not be deemed to be Disqualified Capital Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Capital Stock.

         "DOLLARS" and "$" means lawful money of the United States of America.

         "EBITDA" for any period mean without duplication, the sum of the amounts for such period of (i) Consolidated Net Income plus (ii) in each case to the extent deducted in determining Consolidated Net Income for such period (and without duplication), (A) Consolidated Income Tax Expense, (B) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense), (C) Consolidated Depreciation Expense, (D) Consolidated Interest Expense and (E) all other non-cash items reducing the Consolidated Net Income (excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP and minus (iii) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such Period.

         "ELIGIBLE JUNIOR SECURITIES" means (a) the common stock of Parent and
(b) any preferred stock of Parent that (i) has a maturity date or mandatory redemption date not earlier than March 1, 2009, (ii) has no remedies for missed dividends other than accrual on a cumulative basis and appointment of not more than two directors to the Board of Directors of Parent, (iii) is not convertible, puttable or exchangeable into any other security of Parent other than common stock and (iv) is not, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, and upon the happening of any event or the passage of time would not be, required to be redeemed or repurchased by such Person or any of its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to March 1, 2009.

         "EQUITY OFFERING" means a primary offering of Eligible Junior Securities of Parent pursuant to a registration statement filed with the Commission in accordance with the Securities Act, or pursuant to a private placement pursuant to an available exemption from registration and, in the case of any such private placement, a majority of such placement of which is sold to Persons that are not then and were not at the Issue Date Affiliates of Granaria Holdings.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE DEBENTURES" means the 11 3/4% Exchange Debentures due 2008 of Parent, if issued by Parent in exchange for the Senior Preferred Stock.

         "EXCHANGE OFFER" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange New Notes for the Notes.

         "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean a registration statement relating to an Exchange Offer on an appropriate form and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "EXISTING INDEBTEDNESS" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the Issue Date.

         "FAIR MARKET VALUE" of any asset or items means the fair market value of such asset or items as determined in good faith by the Board of Directors and evidenced by a Board Resolution.

         "FOREIGN SUBSIDIARY" means any Subsidiary of the Company that is not incorporated or organized in the United States or in any State thereof.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

         "GLOBAL NOTE" means a global note, without coupons, representing all or a portion of the Notes deposited with, or on behalf of, the Depositary substantially in the form of Exhibit A attached hereto.

         "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

         "GRANARIA HOLDINGS" means Granaria Holdings N.V., a Dutch corporation, and its successors.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "GUARANTORS" means each of the Subsidiary Guarantors and Parent, and "GUARANTOR" means any one of the foregoing.

         "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to (i) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (ii) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (iii) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case, entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

         "HOLDER" means a Person in whose name a Note is registered on the Registrar's books.

         "IMMATERIAL SUBSIDIARY" means (i) any Subsidiary of the Company which does not own assets in excess of $50,000, (ii) any Name Holder Subsidiary, and
(iii) Eagle-Picher Inc., a Virgin Islands foreign sales corporation.

         "INCUR" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (i) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (ii) neither the accrual of interest nor the accretion of accreted value shall be deemed to be an incurrence of Indebtedness.

         "INDEBTEDNESS" of any Person at any date means, without duplication:
(i) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which payable is not overdue by more than 60 days according to the original terms of sale unless such payable is being contested in good faith; (v) the maximum fixed redemption or repurchase price of all Disqualified Capital Stock of such Person; (vi) all Capitalized Lease Obligations of such Person; (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (viii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or the Company's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis; (ix) all Attributable Indebtedness; and (x) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the lesser of (A) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) the amount of the Indebtedness secured. For purposes of the preceding sentence, the "maximum fixed redemption or repurchase price" of any Disqualified Capital Stock that does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased or redeemed on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

         "INDENTURE" means this Indenture as amended or supplemented from time to time.

         "INDEPENDENT DIRECTOR" means a director of the Company who has not and whose Affiliates have not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Company or any of its Affiliates, other than customary directors fees for serving on the Board of Directors of the Company or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Company's or Affiliate's board and board committee meetings.

         "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

         "INTEREST PAYMENT DATE" shall have the meaning set forth in the Notes.

         "INVESTMENTS" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or similar credit extensions constituting Indebtedness of such Person, and any guarantee of Indebtedness of any other Person, (ii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iii) all other items that would be classified as investments (including without limitation purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

         "ISSUE DATE" means the date the Notes are initially issued.

         "LIEN" means, with respect to any asset or property, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law, including without limitation any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

         "MOODY'S" means Moody's Investors Service, Inc., and its successors.

         "NAME HOLDER SUBSIDIARY" means any Subsidiary of the Company incorporated and existing solely for the purpose of reserving the corporate name of such Subsidiary and which does not conduct any business or hold any assets other than shares of another Name Holder Subsidiary.

         "NET AVAILABLE PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the properties or assets subject to the Asset Sale or having a Lien therein and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

         "NEW CREDIT AGREEMENT" means the Credit Agreement dated as of February 24, 1998 by and among ABN AMRO Bank N.V., as agent, PNC Bank, National Association, as documentation agent, the banks party thereto and the Company, together with the guarantees delivered by the Guarantors on the Issue Date, any additional guarantees by the Guarantors and security agreements, as any of the foregoing may be subsequently amended, restated, refinanced, or replaced from time to time, and shall include agreements in respect of Hedging Obligations designed to protect against fluctuations in interest rates and entered into with respect to loans thereunder.

         "NEW NOTES" means any notes of the Company to be offered to Holders in exchange for Notes pursuant to the Exchange Offer or otherwise pursuant to a Registration of Notes containing terms identical to the Notes for which they are exchanged (except as set forth in the form of Note attached hereto).

         "NON-RECOURSE PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or any of its Subsidiaries incurred (a) to finance the purchase of any assets of the Company or any of its Subsidiaries within 90 days of such purchase, (b) to the extent the amount of

Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (c) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP, and (d) to the extent that such Indebtedness is non-recourse to the Company or any of its Subsidiaries or any of their respective assets other than the assets so purchased.

         "NON-U.S. PERSON" means a person that is not a U.S. person, as defined in Regulation S.

         "NOTES" means the Company's 93/8% Senior Subordinated Notes due 2008 issued under this Indenture, and includes the New Notes.

         "OBLIGATION" means any principal, interest (including, in the case of Senior Indebtedness, interest accruing subsequent to the filing of a petition in bankruptcy or insolvency at the rate specified in the document relating to such Indebtedness, whether or not such interest is an allowed claim permitted to be enforced against the obligor under applicable law), penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFER" means a Change of Control Offer or an Net Proceeds Offer, as the context requires.

         "OFFER PERIOD" means a Change of Control Offer Period as an Net Proceeds Offer Period, as the context requires.

         "OFFERING MEMORANDUM" means the Offering Memorandum dated February 20, 1998, in the form used in connection with the original sale of the Notes.

         "OFFICER" means any of the following of the Company: the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

         "OFFICERS' CERTIFICATE" means a certificate signed by any two Officers.

         "OPINION OF COUNSEL" means a written opinion from legal counsel (such counsel may be an employee of or counsel to the Company or the Trustee) that complies with the requirements of this Indenture.

         "PARENT" means Eagle-Picher Holdings, Inc., a Delaware corporation, and its successors.

         "PARENT PREFERRED STOCK" means collectively the Series A 11 3/4% Cumulative Redeemable Exchangeable Preferred Stock of Parent and Series B 11 3/4% Cumulative Redeemable Exchangeable Preferred Stock of Parent.

         "PAYMENT RESTRICTION" with respect to a Subsidiary of any Person, means any encumbrance, restriction of limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary or such Person, (c) guarantee any Indebtedness of the Company or any Restricted Subsidiary or (d) transfer any of its properties or assets to such Person or any other Subsidiary of such Person (other than customary restrictions on transfers of property subject to a Lien permitted under this Indenture) or (ii) such Person or any other Subsidiary of such Person to receive or retain any such dividends, distributions or payments, loans or advances, guarantee, or transfer of properties or assets.

         "PERMITTED INDEBTEDNESS" means any of the following:

              (i) Indebtedness of the Company and any Subsidiary Guarantor under the New Credit Agreement in an aggregate principal amount at any time outstanding not to exceed (a) under the Senior Secured Term Loan Facility, $225 million, less the amount thereof that has been repaid pursuant to the provision of Section 4.16 and (b) under the Revolving Loan Facility the greater of (x) $175 million and (y) the sum of 80% of the book value of the eligible accounts receivable and 50% of inventory of the Company and its Subsidiaries, calculated on a consolidated basis and in accordance with GAAP;

              (ii) Indebtedness under the Notes, the Note Guarantees and this Indenture;

              (iii) Existing Indebtedness;

              (iv) Indebtedness under Hedging Obligations, provided that (1) such Hedging Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by Section 4.07, and (2) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of such Indebtedness to which such Hedging Obligations relate;

              (v) Indebtedness of the Company to a Subsidiary Guarantor and Indebtedness of any Subsidiary Guarantor to the Company or any other Subsidiary Guarantor; provided, however, that upon either (1) the subsequent issuance (other than directors' qualifying shares), sale, transfer or other disposition of any Capital Stock or any other event which results in any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or (2) the transfer or other disposition of any such Indebtedness (except to the Company or a Subsidiary Guarantor), the provisions of this clause (v) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes Section
         4.07 at the time the Subsidiary

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




         Guarantor in question ceased to be a Subsidiary Guarantor or the time such transfer or other disposition occurred;

              (vi) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company in the ordinary course of business, including guarantees or obligations of the Company with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

              (vii) Indebtedness in respect of Non-Recourse Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary;

              (viii) Refinancing Indebtedness; and

              (ix) Indebtedness, in addition to Indebtedness incurred pursuant to the foregoing clauses of this definition, with an aggregate principal face or stated amount (as applicable) at any time outstanding for all such Indebtedness incurred pursuant to this clause not in excess of $35.0 million; provided, however, that (A) Indebtedness under letters of credit and performance bonds issued for the account of a Foreign Subsidiary pursuant to this clause to finance trade activities or otherwise in the ordinary course of business, and not to support borrowed money or the obtaining of advances or credit, may not exceed $10.0 million in an aggregate stated or face amount for all such letters of credit and performance bonds and (B) the aggregate principal amount at any time outstanding for all other Indebtedness incurred by all Foreign Subsidiaries pursuant to this clause may not exceed $25.0 million.

         "PERMITTED JUNIOR SECURITIES" means any securities of the Company provided for by a plan of reorganization or readjustment that are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "PLAN OF LIQUIDATION" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

         "PURCHASE DATE" means the Change of Control Purchase Date or the Net Proceeds Purchase Date, as the context requires.

         "QIB"  means a "qualified institutional buyer" as defined in Rule 144A.

         "RECORD DATE" has the meaning set forth in the Notes.

         "REFINANCING INDEBTEDNESS" means Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or constituting an amendment, modification or supplement to or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of the Company or any Restricted Subsidiary (the "Refinanced Indebtedness") in a principal amount not in excess of the principal amount of the Refinanced Indebtedness (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that: (i) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness, (ii) if the Refinanced Indebtedness was subordinated to or pari passu with the Note Indebtedness, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) the Note Indebtedness, or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Note Indebtedness at least to the same extent as the Refinanced Indebtedness; (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets (which may include after-acquired assets), that the Refinanced Indebtedness is secured.

         "REGISTRATION" means a registered exchange offer for the Notes by the Company or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Closing Date, by and among the Company, SBC Warburg Dillon Read Incorporated and ABN AMRO Incorporated, as such agreement may be amended, modified or supplemented from time to time.

         "REGISTRATION STATEMENT" means the Registration Statement pursuant to and as defined in the Registration Rights Agreement.

         "REGULATION S" means Regulation S under the Securities Act.

         "RELATED BUSINESS" means any business in which the Company and its Subsidiaries operate on the Issue Date, or that is closely related to or complements the business of the Company and its Subsidiaries, as such business exists on the Issue Date.

         "RELATED BUSINESS INVESTMENT" means any Investment directly by the Company or its Subsidiaries in any Related Business.

         "RELATED PARTY AGREEMENT" means any management or advisory agreements or other arrangements with any Affiliate of the Company or with any other direct or indirect holder of more than 10% of any class of the Company's or Parent's capital stock (except, in any such case, Parent, the Company or any Restricted Subsidiary), but excluding in any event arrangements with ABN AMRO Bank N.V. and its Affiliates or their respective successors (i) under the New Credit Agreement or in connection therewith, (ii) in connection with the offering of the Notes or the Series A Senior Preferred Stock or (iii) pursuant to other banking, financing or underwriting activity entered into in the ordinary course of business.

         "REPRESENTATIVE" means, with respect to any Senior Indebtedness, the indenture trustee or other trustee, agent or other representative(s), if any, of holders of such Senior Indebtedness.

         "RESTRICTED DEBT PAYMENT" means any purchase, redemption, defeasance (including without limitation in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Restricted Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

         "RESTRICTED INVESTMENT" means any Investment by the Company or any Restricted Subsidiary (other than investments in Cash Equivalents) in any Person that is not the Company or a Restricted Subsidiary, including in any Unrestricted Subsidiary.

         "RESTRICTED PAYMENT" means with respect to any Person: (i) the declaration or payment of any dividend (other than a dividend declared and paid
(x) by a Wholly-Owned Restricted Subsidiary to holders of its Capital Stock, or
(y) by a Subsidiary (other than a Wholly-Owned Restricted Subsidiary) to its shareholders on a pro rata basis, but only to the extent of the dividends actually received by the Company or a Restricted Subsidiary) or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Capital Stock) of such Person shall not constitute a Restricted Payment); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of (A) the Capital Stock of the Company or (B) the Capital Stock of any Restricted Subsidiary, or any other payment or distribution made in respect thereof, either directly or indirectly (other than a payment solely in Capital Stock that is not Disqualified Capital Stock, and excluding any such payment to the extent actually received by the Company or a Restricted Subsidiary); (iii) any Restricted Investment; (iv) any Restricted Debt Payment; or (v) payments by the Company or its Restricted Subsidiaries in respect of any Related Party Agreement.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "REVOLVING LOAN FACILITY" means the revolving loan facility provided under the New Credit Agreement.

         "RULE 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

         "SALE AND LEASEBACK TRANSACTIONS" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the U.S.  Securities Act of 1933, as amended.

         "SENIOR INDEBTEDNESS" means all Indebtedness and other Obligations specified below payable directly or indirectly by the Company or any Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter created, incurred or assumed by the Company or such Guarantor: (i) the principal of and interest on and all other Indebtedness under and Obligations related to the New Credit Agreement (including, without limitation, all loans, letters of credit and unpaid drawings with respect thereto and other extensions of credit under the New Credit Agreement, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the New Credit Agreement), (ii) amounts payable in respect of any Hedging Obligations, (iii) in addition to the amounts described in (i) and (ii), all Indebtedness not prohibited by Section 4.07 that is not expressly pari passu with, or subordinated to, the Notes or the Note Guarantees, as the case may be, (iv) all Capital Lease Obligations outstanding on the Issue Date, and (v) all Refinancing Indebtedness permitted under this Indenture. Notwithstanding anything to the contrary in the foregoing Senior Indebtedness will not include (a) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (b) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, (c) Indebtedness incurred (but only to the extent incurred) in violation of this Indenture as in effect at the time of the respective incurrence, (d) any Indebtedness of the Company that, when incurred, was without recourse to the Company, (e) any Indebtedness to any employee of the Company or any of its respective Subsidiaries or (f) any liability for taxes owned or owing by the Company.

         "SENIOR PREFERRED STOCK" means, collectively, the Series A Senior Preferred Stock and Series B Senior Preferred Stock.

         "SENIOR SECURED TERM LOAN FACILITY" means the term loan facility providing for the senior secured term loans under the New Credit Agreement.

         "SENIOR SUBORDINATED INDEBTEDNESS" of the Company means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of any Guarantor has a correlative meaning.

         "SERIES A SENIOR PREFERRED STOCK" means the 11 3/4% Series A Cumulative Redeemable Exchangeable Preferred Stock of Parent.

         "SERIES B SENIOR PREFERRED STOCK" means the 11 3/4% Series B Cumulative Redeemable Exchangeable Preferred Stock of Parent.

         "SHELF REGISTRATION STATEMENT" shall mean a Shelf Registration Statement of the Company pursuant to the Registration Rights Agreement.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary of the Company that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, except all references to "10 percent" in such definition shall be changed to "2 percent".

         "SPECIAL INTEREST" has the meaning set forth in the Notes.

         "SPECIFIED TRANSACTION PAYMENTS" means the following payments made to or for the benefit of present or future officers and employees of the Company and its Affiliates, or to Granaria Holdings and its Affiliates, in each case in connection with the Acquisition and on terms (including without limitation the amount thereof) substantially as described in the Offering Memorandum, but only to the extent that the aggregate amount thereof does not exceed $43.2 million for all periods from and after the Issue Date: (i) payments to finance or refinance the purchase by such officers and employees (or a trust for their benefit) of capital stock of Parent or its parent company, the grant or vesting of any award of such capital stock and the payment by such officers and employees of income taxes in respect thereof, (ii) "stay put" and other incentive bonuses, (iii) severance payments and (iv) transaction fees paid to Granaria Holdings.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantee of such Restricted Subsidiary, respectively.

         "SUBSIDIARY" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Voting Stock is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Voting Stock of such entity entitling the holder thereof to vote or otherwise participate in the selection of the governing body, partners, managers or others that control the management and policies of such entity. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

         "SUBSIDIARY GUARANTOR" means each domestic Restricted Subsidiary of the Company (other than an Immaterial Subsidiary) and each other person who is required to become (or whom the Company otherwise causes to become) a Subsidiary Guarantor by the terms of this Indenture.

         "TAX SHARING AGREEMENT" means any tax sharing agreement or arrangement entered or to be entered into by Parent, the Company and its Subsidiaries, providing for payments by or to Parent, the Company and its Subsidiaries that, in each case, are not in excess of the tax liabilities that would have been payable by such Person on a stand-alone basis.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the Closing Date (except as otherwise provided in
Section 1.03 hereof).

         "TRUSTEE" means The Bank of New York until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

         "TRUST OFFICER" when used with respect to the Trustee means the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, and any such designation shall be deemed to be a Restricted Investment at the time of and immediately upon such designation by the Company and its Restricted Subsidiaries in the amount of the Consolidated Net Worth of such designated Subsidiary and its consolidated Subsidiaries at such time, provided that such designation shall be permitted only if (A) the Company and its Restricted Subsidiaries would be able to make the Restricted Investment deemed made pursuant to such designation at such time, (B) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (x) is Guaranteed by the Company or any Restricted Subsidiary, (y) is recourse to the Company or any Restricted Subsidiary or (z) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof and (C) no default or event of default with respect to any Indebtedness of such Subsidiary would permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare such Indebtedness of the Company or any restricted Subsidiary due and payable prior to its maturity. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, and any such designation shall be deemed to be an incurrence by the Company and its Subsidiaries of the Indebtedness (if any) of such Subsidiary so designated for purposes of Section 4.07 as of the date of such designation, provided that such designation shall be permitted only if immediately after giving effect to such designation and the incurrence of any such additional Indebtedness deemed to have been incurred thereby (x) the Company would meet the Coverage Ratio Incurrence Condition and (y) no Default or Event of Default shall be continuing. Any such designation by the Board of Directors described in the two preceding sentences shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and setting forth the underlying calculations of such certificate.

         "U.S. PERSON" has the meaning ascribed to it in Regulation S.

         "VOTING STOCK" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY", when applied to any Indebtedness at any date, means the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of which 100% of the Capital Stock (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or through one or more Wholly-Owned Restricted Subsidiaries.

         SECTION 1.02. Other Definitions.

                                                                         DEFINED IN
TERM                                                                      SECTION
"AFFILIATE TRANSACTION".............................................        4.10
"AGENT MEMBERS".....................................................        2.07
"ASSET SALE OFFER"..................................................        4.14
"ASSET SALE OFFER AMOUNT"...........................................        4.14
"ASSET SALE OFFER PERIOD"...........................................        4.14
"ASSET SALE PAYMENT"................................................        4.14
"AGENT MEMBERS".....................................................    2.07(a)(iii)
"ASSET SALE TRIGGER DATE"...........................................        4.16(c)
"CEDEL BANK"........................................................        2.01(a)
"CERTIFICATED NOTE".................................................        2.01(a)
"CHANGE OF CONTROL OFFER"...........................................        4.15(b)(ii)
"CHANGE OF CONTROL OFFER PERIOD"....................................        4.15(c)
"CHANGE OF CONTROL PURCHASE DATE"...................................        4.15(c)
"CHANGE OF CONTROL PURCHASE PRICE"..................................        4.15(a)
"CHANGE OF CONTROL TRIGGER DATE"....................................        4.15(a)
"CINS"..............................................................        2.16
"COMMISSION"........................................................        4.02
"COVENANT DEFEASANCE"...............................................     8.01(b)(ii)
"CUSIP".............................................................        2.16
"EVENT OF DEFAULT"..................................................        6.01(a)
"EUROCLEAR".........................................................        2.01(a)
"EXCESS PROCEEDS"...................................................     4.16(b)(ii)
"GLOBAL NOTE HOLDER"................................................        2.01(a)
"INSOLVENCY OR LIQUIDATION PROCEEDING"..............................       10.02(a)
"LEGAL DEFEASANCE"..................................................     8.01(b)(i)
"NET PROCEEDS DEFICIENCY"...........................................     4.16(c)(ii)
"NET PROCEEDS OFFER"................................................     4.16(c)(i)
"NET PROCEEDS OFFER PERIOD".........................................     4.16(c)(iii)
"NET PROCEEDS PURCHASE DATE"........................................     4.16(c)(iii)
"NON-PAYMENT DEFAULT"...............................................       10.03(b)
"NOTE GUARANTEE"....................................................       11.01(a)
"NOTE INDEBTEDNESS".................................................       10.01
"NOTICE OF DEFAULT".................................................        6.01(a)
"OFFERED PRICE".....................................................     4.16(c)(ii)
"OFFSHORE CERTIFICATED NOTE"........................................        2.01(a)
"PAYING AGENT"......................................................        2.03

                                                                         DEFINED IN
TERM                                                                      SECTION
"PAYMENT AMOUNT"....................................................     4.16(c)(i)
"PAYMENT BLOCKAGE NOTICE"...........................................       10.03(b)
"PAYMENT BLOCKAGE PERIOD"...........................................       10.03(b)
"PAYMENT DEFAULT"...................................................       10.03(a)
"REGULATION S GLOBAL NOTE"..........................................        2.01(a)
"REGULATION S NOTES"................................................        2.01(a)
"REGULATION S PERMANENT GLOBAL NOTE"................................        2.01(a)
"REGULATION S TEMPORARY GLOBAL NOTE"................................        2.01(a)
"REPLACEMENT FACILITY"..............................................        4.13(b)
"RESTRICTED GLOBAL NOTE"............................................        2.01(a)
"REGISTRAR".........................................................        2.03
"RULE 144A NOTES"...................................................        2.01(a)
"SECURITIES ACT LEGEND".............................................        2.01(a)
"SUCCESSOR".........................................................     5.01(a)(ii)
"TRUSTEE EXPENSES"..................................................     6.08(a)(iii)

         SECTION 1.03. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the portion of the provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by the SEC in a rule under the TIA have the meanings so assigned to them therein.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it in this Indenture; (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP; (3) "OR" is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) provisions apply to successive events and transactions; and (6) any reference to a Section or Article refers to such Section or Article of this Indenture.

                                    ARTICLE 2
                                    THE NOTES

         SECTION 2.01. Form and Dating. (a) The Notes and the certificate of authentication of the Trustee or an authenticating agent appointed on its behalf pursuant to Section 2.02 shall be substantially in the form of Exhibit A hereto, bearing such legends as are required pursuant to this Section 2.01. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 principal amount and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes offered and sold to QIBs in reliance on Rule 144A ("RULE 144A NOTES") shall be issued initially in the form of one or more Global Notes in definitive, fully registered form, without interest coupons, substantially in the form of Exhibit A hereto, bearing such legends as are required pursuant to this Section 2.01 (the "RESTRICTED GLOBAL NOTES"), will be deposited on the Issue Date with, or on behalf of, the Depositary and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "GLOBAL NOTE HOLDER"), duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         Notes sold in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S NOTES") will initially be represented by one or more temporary Global Notes in definitive, fully registered form without interest coupons substantially in the form set forth in Exhibit A (each a "REGULATION S TEMPORARY GLOBAL NOTE") and will be deposited with the Trustee as custodian for, and registered in the name of Cede & Co., as nominee of the Depositary for the accounts of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR"), and Cedel Bank, societe anonyme ("CEDEL BANK"). At any time on or after the 40th day following the latest of the commencement of the offering of the Notes and the Issue Date, upon receipt by the Trustee and the Company of a certificate substantially in the Form of Exhibit B hereto, one or more permanent global Notes in registered form substantially in the form set forth in Exhibit A (each a "REGULATION S PERMANENT GLOBAL NOTE" and together with the Regulation S Temporary Global Notes, the "REGULATION S GLOBAL NOTES") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, in exchange for the principal amount of the beneficial interest in the Regulation S Temporary Global Notes to be exchanged, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Regulation S Temporary Global Notes in an amount equal to the principal amount of the beneficial interest in the Regulation S Temporary Global Notes so exchanged. Prior to such 40th day, beneficial interests in a Regulation S Temporary Global Note may be held only through Euroclear or Cedel Bank. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the nominee of the Depositary for the Regulation S Global Notes, for the accounts of Euroclear and Cedel Bank, as hereinafter provided.

         Any person having a beneficial interest in any Restricted Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in definitive form (each a "U.S. CERTIFICATED NOTE"). Any person having a beneficial interest in any Regulation S Permanent

Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in definitive form (each an "OFFSHORE CERTIFICATED NOTE"). The Offshore Certificated Notes and the U.S. Certificated Notes are sometimes collectively referred to as the "CERTIFICATED NOTES." Upon any such issuance, the Trustee is required to register such Notes in the name of, and cause the same to be delivered to, such persons or persons (or the nominee of any thereof). Such Notes will be issued in fully registered form and will be subject to transfer restrictions. In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each person that such Global Note Holder and the Depositary identifies as being the beneficial owner of the related Notes.

         Unless and until a Note is exchanged for a New Note in connection with an effective Registration pursuant to the Registration Rights Agreement, each Restricted Global Note, each Temporary Regulation S Global Note and each U.S. Certificated Note shall bear the legend the "SECURITIES ACT LEGEND" set forth below on the face thereof:

          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
          SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c)

          OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE."

          (b) Each Global Note, whether or not a New Note, shall also bear the following legend on the face thereof:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.06, 2.07 AND 2.08 OF THE INDENTURE.

         (c) Each Temporary Regulation S Global Note shall bear the following legend on the face thereof:

          THIS NOTE IS A TEMPORARY GLOBAL SECURITY. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY
          PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON WHO PURCHASED SUCH INTEREST IN A TRANSACTION THAT DID
          NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR DEFINITIVE SECURITIES. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

         SECTION 2.02. Execution and Authentication; Authentication Agent. Two Officers of the Company shall sign each Note for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee, and the Trustee's signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any of its Affiliates. If an appointment of an authenticating agent is made pursuant to this Section 2.02, the Notes may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication substantially in the form set forth in Exhibit A.

         The Trustee shall, upon receipt of a written order signed by two Officers of the Company, authenticate Notes for issuance on the Issue Date in the aggregate principal amount of up to $220,000,000 (notwithstanding anything to the contrary contained in this Indenture, the Notes or otherwise, the aggregate principal amount of outstanding Notes may not exceed that amount at any time, except as provided in Section 2.10).

         SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency (the "REGISTRAR") where Notes may be presented for registration of transfer or for exchange (subject to Sections 2.06, 2.07 and 2.08) and an office or agency (the "PAYING AGENT") where Notes may be presented for payment and an office or agency where notices to or upon the Company in respect of the Notes or this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall

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notify the Holders of the name and address of any Agent not a party to this
Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.

         The Company initially appoints the Trustee as Registrar (subject to Section 2.06), Paying Agent and agent for service of notices and demands in connection with the Notes. The Company or any of its Affiliates may act as Paying Agent, Registrar or co-registrar. If the Company fails to appoint or maintain a Registrar and/or Paying Agent, subject to Section 2.06, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07.

         SECTION 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the Holders' benefit or the Trustee all money the Paying Agent holds for the redemption or purchase of the Notes or for the payment of principal of, or premium, if any, or interest (including Special Interest, if any) on the Notes, and will notify the Trustee of any default by the Company in providing the Paying Agent with sufficient funds to redeem or purchase Notes or make any payment on the Notes as and to the extent required to be redeemed, purchased or paid under the terms of this Indenture. While any such default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee and account for any funds disbursed. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Affiliates) shall have no further liability for the money it delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit all money it holds as Paying Agent.

         SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least 7 Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Notes held by, each Holder, and the Company shall otherwise comply with section 312(a) of the TIA.

         SECTION 2.06. Transfer and Exchange. (a) The Company appoints the Trustee as transfer and exchange agent for the purpose of any transfer or exchange of the Notes.

          (b) Neither the Trustee nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) to register the transfer of or exchange any Note selected for redemption, (ii) to register the transfer of or exchange any Note for a period of 15 days before the mailing of a notice of redemption and ending on the date of such mailing, (iii) to register the

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




transfer or exchange of a Note between a record date and the next succeeding interest payment date.

          (c) No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Registrar may require a Holder to furnish appropriate endorsements and transfer documents and payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to
Section 2.12, 3.06 or 9.05, which the Company shall pay).

          (d) Prior to due presentment for registration of transfer of any Note to the Trustee, the Trustee, any Agent and the Company shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing on such Note made by anyone other than the Company, the Registrar, or any co-registrar) for the purpose of receiving payment of principal of, premium, if any, interest (including Special Interest, if any) on such Note and for all other purposes, and notice to the contrary shall not affect the Trustee, any Agent or the Company.

          (e) A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the
Note is registered as the absolute owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for New Notes), the Registrar or co-registrar, as relevant, shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met; provided that no exchanges of Notes for New Notes shall occur until a Registration Statement shall have been declared effective by the SEC and provided further that any Notes that are exchanged for New Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request.

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




         All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

         SECTION 2.07. Book-entry Provisions for Global Notes. (a) The Restricted Global Notes and Regulation S Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.01.

         Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Restricted Global Note or Regulation S Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, U.S. Certificated Notes and Offshore Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Restricted Global Notes or the Regulation S Global Notes, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Restricted Global Notes or the Regulation S Global Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default of which the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such U.S. Certificated Notes and Offshore Certificated Notes.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (d) In connection with any transfer of a portion of the beneficial interests in the Global Notes to beneficial owners pursuant to paragraph (b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Notes in an amount equal to the principal amount of the beneficial interest in the Global Notes to be

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



transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

          (e) In connection with the transfer of all of the Restricted Global Notes or Regulation S Global Notes to beneficial owners pursuant to paragraph
(b) of this Section, the Restricted Global Notes or Regulation S Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Restricted Global Notes or Regulation S Global Notes, as the case may be, an equal aggregate principal amount of U.S. Certificated Notes or Offshore Certificated Notes, as the case may be, of authorized denominations.

          (f) Any U.S. Certificated Notes delivered in exchange for an interest in any Restricted Global Notes pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Certificated Notes set forth in Section 2.01.

          (g) Any Offshore Certificated Note delivered in exchange for an interest in any Regulation S Global Note pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Offshore Certificated Note set forth in Section 2.01.

          (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         SECTION 2.08. Special Transfer Provisions. Unless and until a Note is exchanged for a New Note in connection with an effective Registration pursuant to the Registration Rights Agreement, the following provisions shall apply:

         (a) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Certificated Note or an interest in a Restricted Global Note to a QIB (excluding Non-U.S. Persons):

          (i) If the Note to be transferred consists of (x) U.S. Certificated Notes, the Registrar shall register the transfer, if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is

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




         being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representation in order to claim the exemption from registration provided for by Rule 144A or (y) an interest in the Restricted Global Note, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

          (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Certificated Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Notes in an amount equal to the principal amount of the U.S. Certificated Notes to be transferred and the Trustee shall cancel the U.S. Certificated Notes so transferred.

         (b) TRANSFERS OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTES. The following provisions shall apply with respect to registration of any proposed transfer of interests in any Regulation S Temporary Global Note:

          (i) The Registrar shall register the transfer of any Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Notes, in an amount equal to the principal amount of the Regulation S Temporary Global Notes to be transferred, and the Trustee shall decrease the amount of the Regulation S Temporary Global Note.

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





         (c) TRANSFERS OF INTERESTS IN THE REGULATION S PERMANENT GLOBAL NOTES OR OFFSHORE CERTIFICATED NOTES TO U.S. PERSONS. The following provisions shall apply with respect to any transfer of interests in any Regulation S Permanent Global Note or Offshore Certificated Notes to U.S. Persons:

          (i) prior to the removal of the Securities Act Legend from any Regulation S Global Note or Offshore Certificated Notes in accordance with Section 2.01, the Registrar shall refuse to register such transfer; and

          (ii) after such removal, the Registrar shall register the transfer of any such Note without requiring any additional certification.

         (d) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

          (i) Prior to 40 days after the date hereof, the Registrar shall register any proposed transfer of a Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C hereto from the proposed transferor.

          (ii) On and after 40 days after the date hereof, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Certificated Note or an interest in the Restricted Global Note, upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor.

          (iii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in a Restricted Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and
         (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Restricted Global Notes in an amount equal to the principal amount of the beneficial interest in the Restricted Global Notes to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Notes in an amount equal to the principal amount of the U.S. Certificated Notes or the Restricted Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Notes, if any, so transferred or decrease the amount of the Restricted Global Notes, as the case may be.

         (e) Securities Act Legend. Upon the transfer, exchange or replacement of Notes not bearing the Securities Act Legend, the Registrar shall deliver Notes that do not bear the Securities Act Legend. Upon the transfer, exchange or replacement of Notes bearing the Securities Act Legend, the Registrar shall deliver only Notes that bear the Securities Act Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (f) General. By its acceptance of any Note bearing the Securities Act Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Securities Act Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         SECTION 2.09. Replacement Notes. Holders shall surrender mutilated Notes to the Trustee. If any mutilated Note is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate, a replacement Note if the Trustee's requirements are met, and each such replacement Note shall be an additional obligation of the Company. If the Trustee or the Company requires, the Holder must supply an indemnity bond that is sufficient, in the reasonable judgment of the Trustee and the Company, to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its reasonable expenses in replacing a Note.

         SECTION 2.10. Outstanding Notes. The Notes outstanding at any time are all the Notes the Trustee has authenticated except for those it has cancelled, those delivered to it for cancellation, and those described in this Section 2.10 as not outstanding. If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Note. If the entire principal of, premium, if any, and accrued interest (including Special Interest, if any) on any Note is considered paid under Section 2.04, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.11, a Note does not cease to be outstanding because the Company or any Affiliate of the Company holds such Note.


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




         SECTION 2.11. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though they are not outstanding; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company or any Affiliate of the Company offers to purchase or acquires pursuant to an exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or any Affiliate of the Company until legal title to such Notes passes to the Company or such Affiliate, as the case may be.

         SECTION 2.12. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee on its behalf shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee on its behalf, upon receipt of a written order signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

         SECTION 2.13. Cancellation. Holders shall surrender Notes for cancellation to the Trustee. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, any co-registrar, the Paying Agent, the Company and its Subsidiaries shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Notes called for redemption and all Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Notes and shall return all cancelled Notes to the Company. The Company may not issue new Notes to replace any Notes that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or any Affiliate of the Company acquires any Notes (other than by redemption pursuant to Section
3.07 or an Offer pursuant to Section 4.15 or 4.16), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.

         SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Notes and Section 4.01. The Company shall, with the Trustee's consent, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, at the request of the Company, the Trustee in the name of, and at the expense of, the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.


                                       36




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




         SECTION 2.15. Record Date. The record date for purposes of determining the identity of holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in section 316(c) of the TIA.

         SECTION 2.16. CUSIP and CINS Numbers. A "CUSIP" or "CINS" number will be printed on the Notes and the Trustee shall use CUSIP or CINS numbers, as the case may be, in notices of redemption, purchase or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP or CINS number, as the case may be.

                                    ARTICLE 3
                       REDEMPTIONS AND OFFERS TO PURCHASE

         SECTION 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least 15 but not more than 30 days before notice of any redemption is to be mailed to Holders (or such shorter time as may be satisfactory to the Trustee), (x) an Officers' Certificate stating (i) that the Company has elected to redeem Notes pursuant to
Section 3.07(a) or (b), as the case may be, (ii) the date notice of redemption is to be mailed to Holders, (iii) the redemption date, (iv) the aggregate principal amount of Notes to be redeemed, (v) the redemption price for such Notes and (vi) the amount, if any, of accrued and unpaid interest (including Special Interest, if any) on such Notes as of the redemption date and (y) an Opinion of Counsel that the Company is entitled to redeem the Notes pursuant to
Section 3.07. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of the Notes held by, each Holder.

         If the Company is required to offer to purchase Notes pursuant to
Section 4.15 or 4.16, it shall furnish to the Trustee, at least 2 Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate setting forth (i) that the Offer is being made pursuant to Section 4.15 or 4.16, as the case may be, (ii) the Purchase Date, (iii) the maximum principal amount of Notes the Company is offering to purchase pursuant to the Offer, (iv) the purchase price for such Notes and (v) the amount, if any, of accrued and unpaid interest (including Special Interest, if any) on such Notes as of the Purchase Date.

         The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

         SECTION 3.02. Selection of Notes to Be Redeemed or Purchased. If less than all outstanding Notes are to be redeemed or if less than all Notes tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select the outstanding Notes to be redeemed or accepted for payment on a pro rata basis, by lot or by any other method that the Trustee deems fair and appropriate. If the Company elects to mail notice of a redemption to Holders, the Trustee shall at least 15 days prior to the date notice of redemption is to be mailed (i) select the Notes to be redeemed from Notes outstanding not previously called for redemption in the manner specified by the Trustee and (ii) notify the Company of the names of each Holder of Notes selected for redemption, the principal amount of Notes held by each such Holder and the principal amount of such Holder's Notes that are to be redeemed. If less than all Notes tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select on or prior to the Purchase Date for such Offer the Notes to be accepted for payment. The Trustee shall select for redemption or purchase Notes or portions of Notes in principal amounts at maturity of $1,000 or integral multiples thereof; except that if all of the Notes of a Holder are selected for redemption or purchase, the aggregate principal amount of the Notes held by such Holder, even if not an integral multiple of $1,000, may be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or tendered pursuant to an Offer also apply to portions of Notes called for redemption or tendered pursuant to an Offer. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption or selected for purchase.

         SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before any redemption date the Company shall mail by first class mail a notice of redemption to the Trustee. With respect to any redemption of Notes, the notice shall identify the Notes or portions thereof to be redeemed, including CUSIP or CINS numbers, and shall state: (1) the redemption date; (2) the redemption price for the Notes and the amount, if any, of unpaid and accrued interest on such Notes as of the date of redemption and the premium, if any, and Special Interest, if any, on the Notes as of the date of redemption; (3) the section of this Indenture pursuant to which the Notes called for redemption are being redeemed; (4) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; (5) the name and address of the Paying Agent; (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest (including Special Interest, if any) on such Notes as of the date of redemption;
(7) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrete or accrue, as the case may be, on, and after the redemption date; and (8) that no representation is made as to the correctness or accuracy of the CUSIP or CINS number (as applicable) listed in such notice and printed on the Notes.

          (b) The Trustee shall (at the Company's expense and in the Company's name) give the notice of any redemption to Holders; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the date of redemption and at least 15 days prior to the date that


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




notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Notes to be redeemed and the amount, if any, of accrued and unpaid interest (including Special Interest, if any) thereon as of the date of redemption. If the Trustee is not the Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder; provided further that any such Officers' Certificate may be delivered to the Trustee on a date later than permitted under this Section 3.03(b) if such later date is acceptable to the Trustee.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note.

         SECTION 3.05. Deposit of Redemption Price. (a) Prior to 10:00 a.m. on any redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of, and the amount, if any, of accrued interest and unpaid interest (including Special Interest, if any) on all Notes to be redeemed in immediately available funds as of the date of redemption. After any redemption date, the Paying Agent shall promptly return to the Company any money that the Company deposited with the Paying Agent in excess of the amounts necessary to pay the redemption price of, and any accrued interest (including Special Interest, if any) on all Notes to be redeemed.

         (b) If the Company complies with the preceding paragraph, interest on the Notes to be redeemed will cease to accrete or accrue, as the case may be, on such Notes on the applicable redemption date, whether or not such Notes are presented for payment. If a Note is redeemed on an interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on the related interest record date, in all other circumstances, such interest shall be paid to the Holder of such Note. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, and unpaid interest (including Special Interest, if any) which has accrued to the redemption date, from the redemption date until such amounts are paid, at the rate of interest provided in the Notes and Section 4.01.

         SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the Company's expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         SECTION 3.07. Redemption Provisions. (a) The Notes will not be redeemable at the Company's option prior to March 1, 2003 except as described below, with the proceeds of an


                                       39




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




Equity Offering. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including Special Interest, if any) thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:
                           YEAR                      PERCENTAGE
          --------------------------------------     ----------
          2003..................................      104.688%
          2004..................................      103.125%
          2005..................................      101.563%
          2006 and thereafter...................      100.000%

         (b) In addition to the Company's right to redeem the Notes as set forth in subsection (a), above, at any time prior to March 1, 2001, the Company may (but will not have the obligation to) redeem up to 35% of the aggregate principal amount of the Notes outstanding on the Closing Date at a redemption price of 109.375% of the principal amount thereof, in each case plus accrued and unpaid interest (including Special Interest, if any) thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least $100 million aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption; and provided, further that such redemption will occur within 60 days of the date of the closing of any such Equity Offering.

         SECTION 3.08. Mandatory Offers. (a) Within 30 days after any Change of Control Trigger Date or Asset Sale Trigger Date, the Company shall mail to the Trustee (who shall mail to each Holder at the Company's expense) a notice stating: (1) that an Offer is being made pursuant to Section 4.15 or 4.16, as the case may be, and describing the transaction or transactions that constitute the change of control or Asset Sale, as the case may be, and the length of time the Offer shall remain open and the maximum aggregate principal amount of Notes that the Company is offering to purchase pursuant to such Offer; (2) the purchase price for the Notes (as set forth in Section 4.15 or 4.16, as the case may be), the amount (if any) of accrued and unpaid interest on such Notes as of the Purchase Date, and the Purchase Date; (3) that any Note not accepted for payment will continue to accrue interest; (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer will cease to accrue interest after the relevant Purchase Date; (5) that Holders may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a principal amount of $1,000 or an integral multiple thereof; (6) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with the form therein entitled "Option of Holder to Elect Purchase" completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days prior to the Purchase Date; (7) that Holders will be entitled to withdraw their election to tender Notes if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the last day of


                                       40




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




the relevant Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased; and (8) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered, provided that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

         (b) On the Purchase Date for any Offer, the Company will (i) to the extent lawful, (x) in the case of an Offer resulting from a Change of Control, accept for payment all Notes or portions thereof properly tendered pursuant to such Offer and (y) in the case of an Offer resulting from one or more Asset Sales, accept for payment, on a pro rata basis to the extent necessary, the Payment Amount of Notes or portions thereof pursuant to the Net Proceeds Offer, or if less than the Payment Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of Sections 3.08 and 4.16, (ii) deposit with the Paying Agent in immediately available funds the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest (including Special Interest, if any) on such Notes as of the Purchase Date, and
(iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate setting forth the name of each Holder that tendered Notes and the principal amount of the Notes, as the case may be, or portions thereof tendered by each such Holder.

         (c) With respect to any Offer, (i) if less than all of the Notes tendered pursuant to an Offer are to be accepted for payment by the Company for any reason, the Trustee shall select on or prior to the Purchase Date the Notes or portions thereof to be accepted for payment pursuant to Section 3.02, and
(ii) if the Company deposits with the Paying Agent on the Purchase Date an amount sufficient to purchase all Notes accepted for payment, interest shall cease to accrue on such Notes on the Purchase Date; provided, however, that if the Company fails to deposit an amount sufficient to purchase all Notes accepted for payment, the deposited funds shall be used to purchase on a pro rata basis all Notes accepted for payment and interest shall continue to accrue, as the case may be, on all Notes not purchased.

         (d) Promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the Change of Control Purchase Price or Offered Price, as the case may be, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Company shall issue and the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

         (e) The Company will (i) publicly announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Exchange


                                       41




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




Act and any other securities laws and regulations to the extent such laws and regulations are applicable to any Offer.

         (f) If any of this Section 3.08, Section 4.15 or Section 4.16 conflict with duties imposed upon the Company or the Guarantors by virtue of any applicable United States securities laws or regulations, the Company or such Guarantor, as the case may be, shall comply with such securities laws or regulations and will not be deemed to have breached its obligations under this Indenture.

                                    ARTICLE 4
                                    COVENANTS

         SECTION 4.01. Payment of Notes. Subject to the provisions of Article 10, the Company shall pay the principal of, and premium, if any, and interest (including Special Interest, if any) on the Notes on the dates and in the manner provided in the Notes. Holders must surrender their Notes to the Paying Agent to collect principal payments. The Notes will be payable as to principal, premium, if any, and interest (including Special Interest, if any) at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, by wire transfer of immediately available funds or, in the case of U.S. Certificated Notes or Offshore Certificated Notes only, by mailing a check to the registered address of the Holder.

         So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole holder of outstanding Notes represented by such Global Notes under this Indenture. Payments in respect of the principal of, premium, if any, and interest (including Special Interest, if any), if any, on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under this Indenture. None of the Company, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Notes.

         Principal, premium or interest (including Special Interest, if any) shall be considered paid on the date due if, by 3 p.m. Eastern Standard Time on the Business Day immediately preceding such date, the Company has deposited with the Paying Agent money in immediately available funds designated for and sufficient to pay such principal, premium or interest (including Special Interest, if any); provided, however, that principal, premium or interest (including Special Interest, if any) shall not be considered paid within the meaning of this Section 4.01 if money intended to pay such principal, premium or interest (including Special Interest, if any) is held by the Paying Agent for the benefit of holders of Senior Indebtedness of the Company pursuant to the provisions of Article 10. The Paying Agent shall return to the Company, no later than five


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




days following the date of payment, any money that exceeds the amount then due and payable on the Notes.

         SECTION 4.02. Reports. Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "COMMISSION"), so long as any Notes are outstanding, the Company and the Guarantors will file with the Commission, to the extent such filings are accepted by the Commission, and will furnish (within 15 days after such filing) to the Trustee and the Holders of Notes all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to
Section 13 of the Exchange Act if the Company and the Guarantors were required to file under such section. In addition, the Company and the Guarantors will make such information available to prospective purchasers of the Notes, securities analysts and broker-dealers who request it in writing. The Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and beneficial holders of Notes and to prospective purchasers of Notes designated by the holders and to broker dealers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that (i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year without regard to any grace period has been made to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under this Indenture and the Notes, (ii) such review was supervised by the Officers of the Company signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate, (a) the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default occurred, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action the Company has taken or proposes to take with respect thereto), and
(b) no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest (including Special Interest, if any) on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Sections 4.01, 4.05, 4.07, 4.08, 4.09, 4.10, 4.13, 4.15, 4.16, 4.17, or Article
5 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants


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




shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after any Officer of the Company becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         SECTION 4.04. Stay, Extension and Usury Laws. Each of the Company and the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of their obligations under this Indenture and Notes; and each of the Company and the Guarantors (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 4.05. Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment (except as permitted below) if at the time of such Restricted Payment:

          (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

          (ii) the Company would be unable to meet the Coverage Ratio Incurrence Condition; or

          (iii) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments (except as expressly provided in the second following paragraph) made after the Issue Date, exceeds the sum of (A) 50% of the Company's Consolidated Net Income (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit) plus (B) the net cash proceeds from the issuance and sale (other than to a Subsidiary of the Company) after the Issue Date of (1) the Company's Capital Stock that is not Disqualified Capital Stock or (2) debt securities of the Company that have been converted into the Company's Capital Stock that is not Disqualified Capital Stock and that is not held by a Subsidiary of the Company, plus (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the

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




         cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment plus (D) the amount of Restricted Investment outstanding in an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company in accordance with the definition of "Unrestricted Subsidiary".

         The foregoing provisions will not prohibit (1) the payment of any dividend by the Company or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Capital Stock of the Company (other than any Disqualified Capital Stock); (3) the defeasance, redemption, repurchase or other retirement of Subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent issue and sale of Capital Stock of the Company (other than (x) Disqualified Capital Stock,
(y) Capital Stock sold to a Subsidiary of the Company and (z) Capital Stock purchased with the proceeds of loans from the Company or any of its Subsidiaries); (4) the making of a Related Business Investment in joint ventures or Unrestricted Subsidiaries out of the proceeds of the substantially concurrent issue and sale of Capital Stock of the Company (other than (x) Disqualified Capital Stock, (y) Capital Stock sold to a Subsidiary of the Company and (z) Capital Stock purchased with the proceeds of loans from the Company or any of its Subsidiaries); (5) Specified Transaction Payments; (6) payments of up to $1.75 million to Granaria Holdings or any of its Affiliates in the aggregate in any fiscal year pursuant to any Related Party Agreement entered into between Granaria Holdings or any of its Affiliates and the Company or its Subsidiaries to provide management and similar services to any such Persons or to Parent; (7) the payments of dividends or distributions to Parent solely in amounts and at the times necessary to permit Parent to purchase, redeem, acquire, cancel or otherwise retire for value Capital Stock of Parent, or permit payments of dividends or distributions by Parent to its shareholders solely in amounts and at the times necessary to permit such shareholders to (or permit subsequent distributions to permit their respective shareholders to) purchase, redeem, acquire, cancel or otherwise retire for value Capital Stock of such shareholders, in each case held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), or a trust established for the benefit of any of the foregoing of Parent, the Company or its Subsidiaries, upon death, disability, retirement, severance or termination of employment or service or pursuant to any agreement under which such Capital Stock or related rights were issued; provided that the amount of such payments under this clause (7) after the Issue Date does not exceed in the aggregate $5.0 million; (8) the payment of dividends or distributions of amounts to Parent in amounts and at such times as are sufficient to pay the scheduled interest or dividends owed by Parent on the Parent Preferred Stock or Exchange Debentures so long as (x) Parent is the direct Parent of the Company owning 100% of the Capital Stock of the Company and
(y) such Parent Preferred Stock or Exchange Debentures contains no scheduled requirement for the payment of cash interest or dividends, as applicable, until at least five years from the date of their original issuance, provided that at the time of such

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




Restricted Payment and after giving effect thereto, either (A) Company would be able to meet the Coverage Ratio Incurrence Condition or (B) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date, does not exceed the sum referred to in clause (iii) of the next preceding paragraph; (9) Restricted Investments the amount of which, together with the amount of all other Restricted Investments made pursuant to this clause (9) after the Issue Date, does not exceed $10.0 million, provided that, in the case of clauses (8) and (9), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein; or (10) during any period in which Parent files consolidated income tax returns that include the Company, payments to Parent in amounts not in excess of the amount that the Company would have paid if it had filed consolidated tax returns on a separate-company basis, in each case solely in amounts and at the times necessary to permit Parent to pay its consolidated income taxes.

         Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payments referred to in clauses (2) through (5) or (10) thereof, and, to the extent deducted in determining Consolidated Net Income in any period, the Restricted Payments referred to in clauses (6) and (7) thereof) shall be included once in calculating whether the conditions of clause
(iii) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments. For purposes of determining compliance with this
Section 4.05, in the event that a transaction meets the criteria of more than one of the types of Restricted Payments described in the clauses of the immediately preceding paragraph or of the clauses of the definition of "Restricted Payment," the Company, in its sole discretion, shall classify such transaction and only be required to include the amount and type of such transaction in one of such clauses. If an issuance of Capital Stock of the Company is applied to make a Restricted Payment pursuant to clause (2), (3) or
(4) above, then, in calculating whether the conditions of clause (iii) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments, the proceeds of any such issuance shall be included under such clause (iii) only to the extent such proceeds are not applied as so described in this sentence.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 4.05 were computed, which calculations shall be based upon the Company's latest available financial statements.

         SECTION 4.06. Corporate Existence. Subject to Section 4.16 and Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of its Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer

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




desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

         SECTION 4.07. Limitations on Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, to incur any Indebtedness (including without limitation Acquired Indebtedness); provided that (i) the Company and its Restricted Subsidiaries may incur Permitted Indebtedness and (ii) the Company may incur additional Indebtedness if, after giving effect thereto, the Company's Consolidated Interest Coverage Ratio on the date thereof would be at least 2.0 to 1, determined on a pro forma basis as if the incurrence of such additional Indebtedness, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's Consolidated Interest Coverage Ratio.

         SECTION 4.08. Limitation on the Issuance of Capital Stock of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Restricted Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (iii) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary. The proceeds of any sale of Capital Stock permitted hereunder and referred to in clauses (ii) and (iii) above will be treated as Net Available Proceeds and must be applied in a manner consistent with the provisions of
Section 4.16.

         SECTION 4.09. Limitations on Layering Debt. The Company will not, and will not permit any Subsidiary Guarantor to, incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness by its terms is pari passu with, or subordinated to, the Notes or the Note Guarantee of such Subsidiary Guarantor, as the case may be.

         SECTION 4.10. Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments in excess of $1.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by a vote of a majority of the Independent Directors approving such Affiliate

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




Transaction or, if at the time fewer than three Independent Directors are then in office, a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted unanimously by the Company's Board of Directors and (b) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments of $5.0 million or more, the certificates described in the preceding clause (a) and an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an Independent Financial Advisor; provided, however, that the following shall not be deemed to be Affiliate Transactions: (i) transactions exclusively between or among (1) the Company and one or more Restricted Subsidiaries or (2) Restricted Subsidiaries, provided, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary) owns Capital Stock of any such Restricted Subsidiary; (ii) transactions between the Company or any Restricted Subsidiary and any qualified employee stock ownership plan established for the benefit of the Company's employees, or the establishment or maintenance of any such plan; (iii) reasonable director, officer and employee compensation and other benefit, and indemnification arrangements approved by a majority of the Independent Directors on the Board of Directors; (iv) transactions permitted under Section 4.05; (v) the pledge of Capital Stock of Unrestricted Subsidiaries to support the Indebtedness thereof; (vi) the entering into of any Tax Sharing Agreement, and any payment pursuant thereto; (vii) the payment on behalf of Parent of ministerial administrative and operating fees and expenses in the ordinary course to Persons other than to Affiliates of Parent or the Company, provided that the aggregate amount thereof in any fiscal year of the Company does not exceed $750,000; (viii) arrangements with ABN AMRO Bank N.V. or any of its Affiliates or their respective successors (x) under the New Credit Agreement or the Notes or in connection therewith, (y) in connection with the offering of the Notes or the Series A Senior Preferred Stock or (z) pursuant to other banking, financing or underwriting activity entered into in the ordinary course of business; (ix) transactions between the Company or any Restricted Subsidiary and any Affiliate of the Company or such Restricted Subsidiary that is a joint venture, provided that no direct or indirect holder of an equity interest in such joint venture (other than the Company or a Restricted Subsidiary) is an Affiliate of the Company or such Restricted Subsidiary; and (x) Specified Transaction Payments.

         SECTION 4.11. Limitations on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which secures Indebtedness that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or if such Lien secures Indebtedness that is subordinated to the Notes, prior to) such Indebtedness for so long as such Indebtedness is secured by a Lien.

         The foregoing restrictions shall not apply to (i) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date; (ii) Liens in favor of the Company or a Subsidiary Guarantor; (iii) Liens to secure Indebtedness that is non-recourse to the Company or any of its Subsidiaries or any of their respective assets other than the assets acquired or improved with such

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Indebtedness; (iv) Liens securing Acquired Indebtedness permitted to be incurred under this Indenture, provided that the Liens do not extend to property or assets not subject to such Lien at the time of acquisition (other than improvements thereon); (v) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); (vi) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (iv) and (v), provided that in each case such Liens do not extend to any additional property or assets (other than improvements thereon).

         SECTION 4.12. Taxes. The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies the failure of which to pay could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries taken as a whole, except for those taxes contested in good faith by appropriate proceedings.

         SECTION 4.13. Limitations on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual Payment Restriction with respect to any of its Restricted Subsidiaries, except for (a) any such Payment Restriction in effect on the Issue Date under the New Credit Agreement or the Parent Preferred Stock or any similar Payment Restriction under any similar credit facility, or any amendment, restatement, renewal, replacement or refinancing of any of the foregoing, provided that such similar Payment Restrictions are not, taken as a whole, materially more restrictive than the Payment Restrictions in effect on the Issue Date under the New Credit Agreement or the Parent Preferred Stock, (b) any such Payment Restriction in effect on the Issue Date consisting of customary net worth or leverage tests in effect on the Issue Date under any credit facility of any Foreign Subsidiary, or any amendment, restatement, renewal, replacement or refinancing of any of the foregoing (including for purposes of this clause (b), any increase in the principal amount available thereunder) (a "REPLACEMENT FACILITY"), provided that such Payment Restrictions in any such Replacement Facility are not, taken as a whole, materially more restrictive than the Payment Restrictions in effect on the Issue Date under the facility amended, restated, renewed, replaced or refinanced, (c) any such Payment Restriction under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to this Indenture in effect at the time of such incurrence and not created in contemplation of such event, provided that such Payment Restriction is not extended to apply to any of the assets of the entities not previously subject thereto, (d) any such Payment Restriction arising in connection with Refinancing Indebtedness; provided that any such Payment Restrictions that arise under such Refinancing Indebtedness are not, taken as a whole, materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced and (e) any such restriction by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business.

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         SECTION 4.14. Maintenance of Office or Agencies. The Company will maintain an office or an agency (which may be an office of any Agent) where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, subject to Section 2.06.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

         SECTION 4.15. Change of Control. (a) Upon the occurrence of a Change of Control (the "CHANGE OF CONTROL TRIGGER DATE"), each Holder of Notes may require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below at an offer price in cash equal to 101% of the aggregate principal amount of the Notes thereof plus accrued and unpaid interest (including Special Interest, if any), if any, to the date of repurchase (the "CHANGE OF CONTROL PURCHASE PRICE").

         (b) Within 30 days following any Change of Control, the Company will mail to the Trustee (who shall mail to each Holder at the Company's expense) a notice (i) describing the transaction or transactions that constitute the Change of Control, (ii) offering to repurchase, pursuant to the procedures required by
Section 3.08 of this Indenture and described in such notice (a "CHANGE OF CONTROL OFFER"), on a date specified in such notice (which shall be a business day not earlier than 30 days or later than 60 days from the date such notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such holder pursuant to such offer to purchase for the Change of Control Purchase Price and (iii) describing the procedures that holders must follow to accept the Change of Control Offer.

         (c) The Change of Control Offer will remain open for a period of at least 20 Business Days following its commencement (the "CHANGE OF CONTROL OFFER PERIOD"). No later than five Business Days after the termination of the Change of Control Offer Period (the "CHANGE OF CONTROL PURCHASE DATE"), the Company will purchase all Notes tendered in response to the Change of Control Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.


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         (d) Prior to complying with the provisions of this Section 4.15, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this covenant. The Company's obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

         (e) The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer.

         SECTION 4.16. Limitations on Asset Sales. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale (evidenced by the delivery by the Company to the Trustee of an Officers' Certificate certifying that such Asset Sale complies with this clause (i)), (ii) immediately before and immediately giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing, and (iii) at least 80% of the consideration received by the Company or such Restricted Subsidiary therefor is in the form of cash paid at the closing thereof. The amount (without duplication) of any (x) Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, and (y) any Cash Equivalents, or other notes, securities or items of property received from such transferee that are promptly (but in any event within 15 days) converted by the Company or such Restricted Subsidiary to cash (to the extent of the cash actually so received), shall be deemed to be cash for purposes of clause (ii) and, in the case of clause (x) above, shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Indebtedness for purposes of the following paragraph (b). If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this
Section 4.16. A transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to a Restricted Subsidiary will not be deemed to be an Asset Sale and a transfer of assets that constitutes a Restricted Investment and that is permitted under Section 4.05 will not be deemed to be an Asset Sale.

         (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or any Restricted Subsidiary shall, no later than 360 days after such Asset Sale (i)


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apply all or any of the Net Available Proceeds therefrom to repay amounts outstanding under the New Credit Agreement or any other Senior Indebtedness; provided, in each case, that the related loan commitment (if any) of any Indebtedness constituting revolving credit debt is thereby permanently reduced by the amount of such Indebtedness so repaid and/or (ii) invest all or any part of the Net Available Proceeds thereof in the purchase of fixed assets to be used by the Company and its Restricted Subsidiaries in a Related Business (together with any short-term assets incidental thereto), or the making of a Related Business Investment. The amount of such Net Available Proceeds not applied or invested as provided in this paragraph will constitute "EXCESS PROCEEDS."

         (c) When the aggregate amount of Excess Proceeds equals or exceed $5.0 million (such date, the "ASSET SALE TRIGGER DATE"), the Company will be required to make an offer to purchase, from all Holders of the Notes, an aggregate principal amount of Notes equal to the amount of such Excess Proceeds as follows:

          (i) The Company will make an offer to purchase (a "NET PROCEEDS OFFER") from all holders of the Notes, in accordance with the procedures set forth in Section 3.08, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of the amount (the "PAYMENT AMOUNT") of such Excess Proceeds.

          (ii) The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest and Special Interest, if any, to the date such Net Proceeds Offer is consummated (the "OFFERED PRICE"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a "NET PROCEEDS DEFICIENCY"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations in Section 4.05.

          (iii) If the aggregate Offered Price of Notes validly tendered and not withdrawn by holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased). The Net Proceeds Offer shall remain open for a period of at least 20 Business Days following its commencement (the "NET PROCEEDS OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "NET PROCEEDS PURCHASE DATE"), the Company will purchase the principal amount of Notes required to be purchased pursuant to this covenant. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

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          (iv) Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

         The Company will not permit any Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation or the New Credit Agreement) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

         SECTION 4.17. Additional Note Guarantees. If the Company or any of its Subsidiaries shall acquire or create another Subsidiary (other than (x) any Foreign Subsidiary or (y) a Subsidiary that has been designated as an Unrestricted Subsidiary or (z) an Immaterial Subsidiary), then within 10 days after acquiring or creating such Subsidiary, the Company will cause each such Subsidiary to execute and deliver to the Trustee a counterpart of this Indenture as a Subsidiary Guarantor.

                                    ARTICLE 5
                                   SUCCESSORS

         SECTION 5.01. Limitations on Mergers and Certain Other Transactions.
(a) The Company will not, in a single transaction or a series of related transactions, (i) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Company's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and its Subsidiaries (taken as a whole), or assign any of its obligations under the Notes and this Indenture, to any Person or (ii) adopt a Plan of Liquidation unless, in either case: (w) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "SUCCESSOR"), is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Notes and this Indenture; (x) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (w) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (y) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (w) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis,

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(1) the Consolidated Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (2) the Company or the Successor, as the case may be, could meet the Coverage Ratio Incurrence Condition; and (z) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by amendment to its guarantee confirmed that its guarantee of the Notes shall apply to the obligations of the Company or the Successor under the Notes and this Indenture. For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

         (b) No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

          (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Notes and this Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee under this Indenture,

          (ii) immediately after giving effect to such transaction, no Default or Event of Default exists, and

          (iii) immediately after giving effect to such transaction, the Coverage Ratio Incurrence Condition would be met.

         (c) Subject to Section 5.01(b), in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that, to the extent applicable, the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.16.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

         SECTION 6.01. Events of Default. (a) Each of the following constitutes an event of default (an "EVENT OF DEFAULT"):

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          (i) failure by the Company to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

          (ii) failure by the Company to pay the principal or premium, if any, on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon acceleration or otherwise;

          (iii) failure by the Company to comply with any of its agreements or covenants described above under Article 5, or in respect of its obligations to make a Change of Control Offer or a Net Proceeds Offer described in Sections 4.15 and 4.16, respectively;

          (iv) failure by the Company to comply with any other covenant in this Indenture and continuance of such failure for 60 days after notice of such failure has been given to the Company by the Trustee or by the holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

          (v) failure by either the Company or any of its Restricted Subsidiaries to make any payment when due after the expiration of any applicable grace period, in respect of any Indebtedness of the Company or any of such Restricted Subsidiaries, or the acceleration of the maturity of such Indebtedness by the holders thereof because of a default, with an aggregate outstanding principal amount for all such Indebtedness under this clause (v) of $10.0 million or more (but excluding in any event any such Indebtedness that is paid when so due after expiration of any applicable grace period, or upon acceleration of the maturity thereof, pursuant to any letter of credit);

          (vi) one or more final, non-appealable judgments or orders that exceed $10.0 million in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

          (vii) except as permitted by Section 5.01, any Note Guarantee ceases to be in full force and effect or any Guarantor repudiates its obligations under any Note Guarantee;

          (viii) if under any Bankruptcy Law, (A) the Company, Parent or any Significant Subsidiary commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree, and such order or decree remains unstated and in effect for 60 days, that is for relief against the Company, Parent or any Significant Subsidiary in an involuntary case, appoints a Custodian of the Company, Parent or any Significant Subsidiary or for all or substantially

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         all of the property of the Company, Parent or any Significant
         Subsidiary, or orders the liquidation of the Company, Parent or any Significant Subsidiary.

         (b) Any notice of default delivered to the Company by the Trustee or by Holders of Notes with a copy to the Trustee must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT".

         SECTION 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default under Section 6.01(a)(viii) with respect to the Company) occurs and is continuing under this Indenture, the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of, premium, if any, and interest on the outstanding Notes shall immediately become due and payable.

         (b) Notwithstanding anything to the contrary in this Indenture, if an Event of Default arises under Section 6.01(a)(viii) with respect to the Company, the principal amount of and premium on, if any, and any accrued and unpaid interest (including Special Interest, if any) on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

         (c) The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may rescind any declaration of acceleration of such Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Defaults and Events of Default (other than the nonpayment of principal of, or premium, if any, or interest on, the Notes which shall have become due by such declaration) shall have been cured or waived.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest (including Special Interest, if any) on, the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all Holders waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest (including Special Interest, if any) on, any Note (which may only be waived with the consent of each Holder affected). Upon any such waiver, such Default shall cease to exist, and

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any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         SECTION 6.05. Control by Majority of Holders. Subject to Section 7.01(e), the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

         SECTION 6.06. Limitations on Suits by Holders. A Holder may pursue a remedy with respect to this Indenture or the Notes only if: (1) the Holder gives to the Trustee written notice of a continuing Event of Default; (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy; (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Holders of the Notes may not enforce this Indenture or the Notes, except as provided herein.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, but subject to Article 10, the right of any Holder to receive payment of principal of, and premium, if any, and interest (including Special Interest, if any) on, a Note, on or after a respective due date expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company (or any Guarantor or other obligor under the Notes) for (i) principal, premium, if any, interest, if any, and Special Interest, if any, remaining unpaid on the Notes, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("TRUSTEE EXPENSES").

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the

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




Trustee (including any claim for Trustee Expenses and for amounts due under Section 7.07) and the Holders allowed in any Insolvency or Liquidation Proceeding or other judicial proceeding relative to the Company (or any Subsidiary Guarantor or other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding or other judicial proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee or any predecessor Trustee under Section 7.07; provided, however, that the Trustee shall not be authorized to (i) consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or (ii) vote in respect of the claim of any Holder in any such Insolvency or Liquidation Proceeding or other judicial proceeding. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, Notes and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         First: to the Trustee for all Trustee Expenses and for all amounts due under Section 7.07;

         Second: to the holders of Senior Indebtedness to the extent required by Article 10;

         Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest, Special Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Special Interest, if any, respectively; and

         Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders.


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         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

         SECTION 6.12. Willful Default. In the case of an Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes under the provisions of Article 3 and under the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, upon the acceleration of the Notes. If an Event of Default occurs prior to March 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to March 1, 2003, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount equal to 10.0%.

                                    ARTICLE 7
                                     TRUSTEE

         SECTION 7.01. Duties of Trustee. (a) If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and (ii) use the same degree of care and skill in exercising such rights and powers as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default: (i) the Trustee's duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture's requirements.

         (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that: (i) this Section 7.01(c) does not


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limit the effect of Section 7.01(b); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to
Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee shall be subject to paragraphs (a), (b) and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers or to perform any duty under this Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this Indenture in good faith and in reliance on such advice or opinion.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such


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Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. The Trustee shall at all times comply with Section 310(b) of the TIA as in effect from time to time. Each Agent shall have the same rights as the Trustee under this Section 7.03.

         SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes; it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement or recital in this Indenture or any statement in the Notes or any other document executed in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

         SECTION 7.05. Notice to Holders of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders a notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal or interest or Special Interest, if any, on any Note (including any failure to redeem Notes called for redemption or any failure to purchase Notes that are tendered pursuant to an Offer and that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Trust Officers determines in good faith that withholding such notice is in the Holders' interests.

         SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with May 15, 1998, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with section 313(a) of the TIA (but if no event described in section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by section 313(c) of the TIA.

         Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

         SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services hereunder as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses it incurs or makes in addition to the


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compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee for, from and against any and all losses, liabilities or expenses the Trustee Incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture (including any expenses Incurred in connection with the performance of its duties under Section 6.08), except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; provided, however, that failure by the Trustee to provide the Company with any such notice shall not relieve the Company of any of its obligations under this
Section 7.07 except to the extent that the Company has been prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense of any such claim. If, in the opinion of the Trustee's counsel, the Trustee has an interest adverse to the Company or a potential conflict of interest exists between the Trustee and the Company, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company's obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture. The Company need not reimburse any expense or indemnify against any loss or liability the Trustee Incurs through the Trustee's negligence or bad faith.

         To secure payment of the Company's obligations under this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property the Trustee holds or collects, except that held in trust to pay principal of, and premium, if any, interest and Special Interest, if any, on, particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee Incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(viii) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law without any need to demonstrate substantial contribution under Bankruptcy Law.

         SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if: (i) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (iii) a Custodian or public officer takes charge


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of the Trustee or its property or (iv) the Trustee becomes incapable of performing the services of the Trustee hereunder.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee, provided that within one year after such appointment the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace any successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee, subject to its rights under Section 7.07 and provided that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the retiring Trustee's benefit with respect to expenses and liabilities relating to the retiring Trustee's activities prior to being replaced.

         SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition, and (iv) satisfy the requirements of sections 310(a)(1), (2) and (5) and 310(b) of the TIA.

         SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee is subject to section 311(a) of the TIA, excluding any creditor relationship listed in section 311(b)


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of the TIA. A Trustee who has resigned or been removed shall be subject to section 311(a) of the TIA to the extent indicated therein.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

         SECTION 8.01. Discharge of Liability on Notes; Defeasance. (a) Subject to Sections 8.01(c) and 8.06, this Indenture shall cease to be of any further effect after (i) either the Company has delivered to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.09) for cancellation or all outstanding Notes have become due and payable and the Company has irrevocably deposited with the Trustee or a Paying Agent money and/or Government Securities in an amount sufficient (without reinvestment thereof) to pay when due all principal of, premium, if any, and interest and Special Interest, if any, on, all outstanding Notes (other than Notes replaced pursuant to Section 2.09), and (ii) the Company pays all other sums payable under this Indenture.

          (b) Subject to Sections 8.01(c), 8.02, and 8.06, the Company at any time may terminate (i) all its obligations under this Indenture and the Notes ("LEGAL DEFEASANCE"), or (ii) its obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 5.01
("COVENANT DEFEASANCE"). The Company may exercise Legal Defeasance notwithstanding its prior exercise of Covenant Defeasance.

         If the Company exercises Legal Defeasance, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises Covenant Defeasance, payment of the Notes may not be accelerated because of an Event of Default specified in 6.01 (a)(iii), (iv), (v), (vi), (vii) or (viii).

         Upon satisfaction of the conditions set forth in Section 8.02 and upon the Company's request (and at the Company's expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated. Upon discharge of the Company's obligations as a result of the exercise by the Company of its Covenant Defeasance the obligations of the Guarantors under the Note Guarantees and under this Indenture shall terminate.

          (c) Notwithstanding Sections 8.01(a) and (b), the Company's obligations under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.04,
7.07, 7.08, 8.04, 8.05, and 8.06, and the obligations of the Trustee and the Paying Agent under Section 8.04 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations under Sections 7.07 and 8.05 and the obligations of the Company, Trustee and Paying Agent under Section 8.04 shall survive.


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         SECTION 8.02. Conditions to Defeasance. The Company may exercise either
Legal Defeasance or Covenant Defeasance only if:

          (i) the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, (x) in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Special Interest, if any, on the outstanding Notes on the stated maturity or the date such payments are due in accordance with the terms of the Notes or on the applicable, redemption date, as the case may be, and (y) in the opinion of the Company as stated in an Officers' Certificate, to pay the Trustee Expenses. In addition, the Company specifies whether the Notes are being defeased to maturity or to a particular redemption date,

          (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee (1) an Opinion of Counsel reasonably acceptable to the Trustee confirming that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, (2) an Opinion of Counsel to the effect that (x) the deposit of the trust funds does not violate the Investment Company Act of 1940 and (y) after the period ending on the 123rd day after the date of deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute,

          (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee (1) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner at the same times as would have been the case if such Covenant Defeasance had not occurred, (2) an Opinion of Counsel to the effect that (x) the deposit of the trust funds does not violate the Investment Company Act of 1940 and (y) after the period ending on the 123rd day after the date of deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute,


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          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit,

          (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound,

          (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others and

          (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         SECTION 8.03. Application of Trust Money. The Trustee or Paying Agent shall hold in trust money and/or Government Securities deposited with it pursuant to this Article 8. The Trustee or Paying Agent shall apply the deposited money and the money from Government Securities in accordance with this Indenture to the payment of principal of, and premium, if any, interest or Special Interest, if any, on, the Notes. Money deposited with the Trustee or a Paying Agent pursuant to this Article 8 shall not be subject to the provisions of Article 10.

         SECTION 8.04. Repayment to Company. After the Notes have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or Notes held by them.

         Any money deposited with the Trustee or a Paying Agent pursuant to this
Article 8 for the payment of the principal of, premium, if any, interest or Special Interest, if any, on, any Note that remains unclaimed for two years after becoming due and payable shall be paid to the Company on its request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money shall cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (National Edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.


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         SECTION 8.05. Indemnity for Government Securities. The Company shall pay and shall indemnify the Trustee and any Paying Agent against any tax, fee or other charge imposed on or assessed against cash and/or Government Securities deposited with it pursuant to this Article 8 or the principal and interest received on such cash and/or Government Securities.

         SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's Obligations under this Indenture and the Notes and the Guarantors' Obligations under the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article 8; provided, however, that if the Company or any Guarantor has made any payment of principal of, or premium, if any, interest, or Special Interest, if any, on, any Notes because of the reinstatement of its Obligations under this Indenture and the Notes or the Note Guarantees, the Company or such Guarantor, as the case may be, shall be subrogated to the Holders' rights to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                    ARTICLE 9
                                   AMENDMENTS

         SECTION 9.01. Amendments and Supplements Permitted without Consent of Holders. (a) Notwithstanding Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to: (i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of Certificated Notes; (iii) provide for the assumption of the obligations to the Holders of the Company or a Guarantor, as the case may be, in the event of a merger or consolidation; (iv) make any change that (1) would provide any additional rights or benefits to Holders or (2) does not adversely affect the legal rights under this Indenture of any Holder; or (v) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         (b) Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors of the Company authorizing the execution of any amended or supplemental indenture and the documents described in Section 9.06, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.


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         SECTION 9.02. Amendments and Supplements Requiring Consent of Holders.
(a) Except as otherwise provided in Sections 9.01(a), this Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes) with the consent of Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided that:

          (i) no such modification or amendment may, without the consent of the holders of 75% in aggregate principal amount of Notes then outstanding, amend or modify the obligations of the Company under Section 4.15 (or the definitions related thereto) that could adversely affect the rights of any holder of the Notes; and

          (ii) without the consent of each holder affected, the Company and the Trustee may not: (w) extend the maturity of any Note; (x) affect the terms of any scheduled payment of interest on or principal of the Notes (including without limitation any redemption provisions); (y) take any action that would subordinate the Notes or the Note Guarantees to any other Indebtedness of the Company or any of Guarantors, respectively (except as provided in Article 10), or otherwise affect the ranking of the Notes or the Note Guarantees; or (z) reduce the percentage of holders necessary to consent to an amendment, supplement or waiver to this Indenture.

         (b) It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

         SECTION 9.03. Compliance with TIA. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.

         SECTION 9.04. Revocation and Effect of Consents. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on


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which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment, supplement or waiver.

         (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         (c) After an amendment or waiver becomes effective, it shall bind every Holder, unless it is of the type described in clause (ii) of Section 9.02(a), in which case the amendment or waiver shall only bind each Holder that consented to it and every subsequent holder of a Note that evidences the same debt as the consenting Holder's Note.

         SECTION 9.05. Notation or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 9.06. Trustee Protected. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel pursuant to Sections 12.04 and
12.05 as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Guarantors in accordance with its terms. Neither the Company nor any Guarantor may sign an amendment or supplemental indenture until the Board of Directors of the Company approves it.


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                                   ARTICLE 10
                                  SUBORDINATION

         SECTION 10.01. Agreement to Subordinate. The Company and each Guarantor agrees, and each Holder by accepting a Note agrees, that the payment by the Company of principal of, and premium, if any, and interest (including Special Interest, if any) on the Notes, and by each Guarantor of such amounts under its Note Guarantee (collectively, the "NOTE INDEBTEDNESS"), are subordinated to the prior payment in full in cash when due of the principal of, and premium, if any, and accrued and unpaid interest on and all other amounts owing in respect of, all existing and future Senior Indebtedness of the Company and of each Guarantor, as the case may be.

         SECTION 10.02. Liquidation; Dissolution; Bankruptcy. (a) Upon any payment or distribution to creditors of the Company or any Guarantor of the assets of the Company or the Guarantors of any kind or character in a total or partial liquidation or dissolution of the Company or the Guarantors or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or any Guarantor, whether voluntary or involuntary (including any assignment for the benefit of creditors and proceedings for marshaling of assets and liabilities of the Company or any Guarantor) (a "INSOLVENCY OR LIQUIDATION PROCEEDING"), the holders of all Senior Indebtedness of the Company or any Guarantor then outstanding will be entitled to payment in full in cash (including interest accruing subsequent to the filing of petition of bankruptcy or insolvency at the rate specified in the document relating to the applicable Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the Company or any Guarantor under applicable law) before the Holders of Notes are entitled to receive any payment (other than payments made from a trust previously established pursuant to provisions described Section 8.02) on or with respect to the Note Indebtedness and until all Senior Indebtedness receives payment in full in cash, any distribution to which the Holders of Notes would be entitled will be made to holders of Senior Indebtedness.

         (b) Notwithstanding anything to the contrary in Section 10.02, Holders of Notes may continue to receive payments from the trust established pursuant to
Article 8.

         SECTION 10.03. No Payment on Notes in Certain Circumstances. (a) Upon the occurrence of any default in the payment of any principal of or interest on or other amounts due on any Designated Senior Indebtedness of the Company or any Guarantor (a "PAYMENT DEFAULT"), no payment of any kind or character shall be made by the Company or a Guarantor (or by any other Person on its or their behalf) with respect to the Note Indebtedness unless and until (i) such Payment Default shall have been cured or waived in accordance with the instruments governing such Indebtedness or shall have ceased to exist, (ii) such Designated Senior Indebtedness has been discharged or paid in full in cash in accordance with the instruments governing such Indebtedness or (iii) the benefits of this sentence have been waived by the holders of such Designated Senior Indebtedness or their representative, including, if applicable, the Agents, immediately after which the Company must resume making any and all required payments, including missed payments, in respect of its obligations under the Notes.


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         (b) Upon (i) the occurrence and continuance of an event of default
(other than a Payment Default) relating to Designated Senior Indebtedness, as such event of default is defined therein or in the instrument or agreement under which it is outstanding, which event of default, pursuant to the instruments governing such Designated Senior Indebtedness, entitles the holders (or a specified portion of the holders) of such Designated Senior Indebtedness or their designated representative to immediately accelerate without further notice (except such notice as may be required to effect such acceleration) the maturity of such Designated Senior Indebtedness (whether or not such acceleration has actually occurred) (a "NON-PAYMENT DEFAULT") and (ii) the receipt by the Trustee and the Company or any Guarantor from the trustee or other representative of holders of such Designated Senior Indebtedness of written notice (a "PAYMENT BLOCKAGE NOTICE") of such occurrence, no payment is permitted to be made by the Company or any Guarantor (or by any other Person on its or their behalf) in respect of the Note Indebtedness for a period (a "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt by the Trustee of such notice and ending on the earliest to occur of the following events (subject to any blockage of payments that may then be in effect due to a Payment Default on Designated Senior Indebtedness): (w) such Non-payment Default has been cured or waived or has ceased to exist; (x) a 179-consecutive-day period commencing on the date such written notice is received by the Trustee has elapsed; (y) such Payment Blockage Period has been terminated by written notice to the Trustee from the Trustee or other representative of holders of such Designated Senior Indebtedness, whether or not such Non-payment Default has been cured or waived or has ceased to exist; and (z) such Designated Senior Indebtedness has been discharged or paid in full in cash, immediately after which, in the case of clause (w), (x), (y) or (z), the Company or any Guarantor, as the case may be, must resume making any and all required payments, including missed payments, in respect of its obligations under the Notes. Notwithstanding the foregoing, (A) not more than one Payment Blockage Period may be commenced in any period of 365 consecutive days and (B) no default or event of default with respect to the Designated Senior Indebtedness of the Company or any Guarantor that was the subject of a Payment Blockage Notice which existed or was continuing on the date of the giving of any Payment Blockage Notice shall be or serve as the basis for the giving of a subsequent Payment Blockage Notice whether or not within a period of 365 consecutive days unless such default or event of default shall have been cured or waived for a period of at least 90 consecutive days after such date. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 365-day period in which no Payment Blockage Period is in effect.

         (c) Notwithstanding the foregoing, Holders of Notes may receive and retain Permitted Junior Securities and payment from the money or the proceeds held in any defeasance trust described under Article 8, and no such receipt or retention will be contractually subordinated in right of payment to any Senior Indebtedness or subject to the restrictions described in this Article 10.

         SECTION 10.04. Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the Credit Facility Agent and each holder of the Senior Indebtedness of the Company or any Guarantor of the acceleration.


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         SECTION 10.05. When Distributions Must Be Paid Over. In the event that any payment or distribution of assets of the Company or any Guarantor, whether in cash, property or securities, shall be received by the Trustee or the Holders of Notes at a time when such payment or distribution is prohibited by this
Article 10, such payment or distribution shall be segregated from other funds or assets and held in trust for the benefit of the holders of Senior Indebtedness of the Company or such Guarantor, as the case may be, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Indebtedness of the Company or such Guarantor, as the case may be, remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company or such Guarantor, as the case may be, may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company or such Guarantor, as the case may be, held or represented by each, for application to the payment of all Senior Indebtedness of the Company or such Guarantor, as the case may be, remaining unpaid, to the extent necessary to pay or to provide for the payment in full in cash of all such Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         With respect to the holders of Senior Indebtedness of the Company or any Guarantor, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to any holders of the Senior Indebtedness of the Company or any Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Senior Indebtedness of the Company or any Guarantor and shall not be liable to any holders of such Senior Indebtedness if the Trustee shall pay over or distribute to, or on behalf of, Holders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness are entitled pursuant to this Article 10, except if such payment is made at a time when a Trust Officer has knowledge that the terms of this Article 10 prohibit such payment.

         SECTION 10.06. Notice. Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article 10, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or such Guarantor or one or more holders of the Senior Indebtedness of the Company or such Guarantor, as the case may be, or a Representative of any holders of such Senior Indebtedness; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of the Senior Indebtedness of the Company or such Guarantor (or a Representative thereof) to establish that such notice has been given.

         The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts it knows that would cause a payment of principal of, or premium, if any, or interest (including Special Interest, if any) on, the Notes or any other Obligation in respect of the Notes


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to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness of the Company or any Guarantor provided in this Article 10 or the rights of holders of such Senior Indebtedness under this Article 10.

         SECTION 10.07. Subrogation. After all Senior Indebtedness of the Company or any Guarantor has been paid in full in cash and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari-passu with the Notes) to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Indebtedness A distribution made under this
Article 10 to holders of the Senior Indebtedness of the Company or any Guarantor that otherwise would have been made to Holders is not, as between the Company or such Guarantor, as the case may be, and Holders, a payment by the Company or such Guarantor, as the case may be, on its Senior Indebtedness.

         SECTION 10.08. Relative Rights. This Article 10 defines the relative rights of Holders and holders of the Senior Indebtedness of the Company or any Guarantor. Nothing in this Indenture shall: (1) impair, as between the Company or a Guarantor, as the case may be, and Holders, the Obligations of the Company or any Guarantor, which are absolute and unconditional, to pay principal of, and premium, if any, and interest (including Special Interest, if any) on the Notes in accordance with their terms; (2) affect the relative rights of Holders and the creditors of the Company or any Guarantor other than their rights in relation to holders of the Senior Indebtedness of the Company or any Guarantor; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of the Senior Indebtedness of the Company or any Guarantor to receive distributions and payments otherwise payable to Holders.

         Nothing contained in this Article 10 or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Company, any Guarantor and the Holders, the Obligations of the Company and the Guarantors, which are absolute and unconditional, to pay to the Holders the principal of, and premium, if any, and interest (including Special Interest, if any) on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company and the Guarantors other than the holders of the Senior Indebtedness of the Company or any Guarantor, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of such Senior Indebtedness.

         The failure to make a payment on account of principal of, or interest on the Notes by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.


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         SECTION 10.09. The Company, Guarantors and Holders May Not Impair
Subordination. (a) No right of any holder of the Senior Indebtedness of the Company or any Guarantor to enforce the subordination as provided in this
Article 10 shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Company or any Guarantor or by any noncompliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture or the Notes or any other agreement regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

         (b) Without in any way limiting Section 10.09(a), the holders of any Senior Indebtedness of the Company or any Guarantor may, at any time and from time to time to the extent not otherwise prohibited by this Indenture, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations to the holders of such Senior Indebtedness, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Indebtedness or any instrument evidencing or guaranteeing or securing such Senior Indebtedness or any agreement under which such Senior Indebtedness is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering, (x) the terms of such Senior Indebtedness, (y) any security for, or any Guarantee of, such Senior Indebtedness, (z) any liability of any obligor on such Senior Indebtedness (including any guarantor) or any liability Incurred in respect of such Senior Indebtedness) (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Indebtedness or any liability of any obligor thereon, to such holder, or any liability Incurred in respect thereof; (iii) settle or compromise any such Senior Indebtedness or any other liability of any obligor of such Senior Indebtedness to such holder or any security therefor or any liability Incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Senior Indebtedness) in any manner or order; and (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Indebtedness or any liability of any obligor to the holders of such Senior Indebtedness or any liability Incurred in respect of such Senior Indebtedness.

         SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made, or a notice given, to holders of Senior Indebtedness of the Company or any Guarantor, the distribution may be made and the notice given to their Representative, if any. If any payment or distribution of the Company's assets is required to be made to holders of any of the Senior Indebtedness of the Company or any Guarantor pursuant to this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree of any court of competent jurisdiction,


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or upon any certificate of a Representative of such Senior Indebtedness or a
Custodian, in ascertaining the holders of such Senior Indebtedness entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Senior Indebtedness and all other facts pertinent to such payment or distribution or to this Article 10.

         SECTION 10.11. Rights of Trustee and Paying Agent. The Trustee or Paying Agent may continue to make payments on the Notes unless prior to any payment date it has received written notice of facts that would cause a payment of principal of, or premium, if any, or interest (including Special Interest, if any) on the Notes to violate this Article 10. Only the Company, a Guarantor, a Representative of Senior Indebtedness, or a holder of Senior Indebtedness that has no Representative may give such notice.

         To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Indebtedness of the Company or any Guarantor (including Senior Indebtedness) with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

         SECTION 10.12. Authorization to Effect Subordination. Each Holder of a Note by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes (including, without limitation, the timely filing of a claim for the unpaid balance of the Note that such Holder holds in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved).

         If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a Representative of any Senior Indebtedness of the Company or any Guarantor are hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.

                                   ARTICLE 11
                                    GUARANTEE

         SECTION 11.01. Guarantee. (a) Each Guarantor hereby unconditionally, jointly and severally, guarantees (each a "NOTE GUARANTEE") to each Holder of a Note authenticated and delivered by the Trustee that: (i) the principal of, premium, interest (including Special Interest, if any) on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest (including Special Interest, if any), and premium, if any, on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will


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be promptly paid in full, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise.

         Each Guarantor hereby further agrees that its Obligations under this Indenture and the Notes shall, subject to Section 11.05, be unconditional, regardless of the validity, legality or enforceability of this Indenture or the Notes, the absence of any action to enforce this Indenture or the Notes, any waiver or consent by any Holder with respect to any provisions this Indenture or the Notes, any modification or amendment of, or supplement of, this Indenture or the Notes, the recovery of any judgment against the Company or any action to enforce any such judgment, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged except by complete performance by the Company of such Obligations. If any Holder or the Trustee is required by any court or otherwise to return to the Company, such Guarantor or a Custodian of the Company or such Guarantor any amount paid by the Company or such Guarantor to the Trustee or such Holder, its Note Guarantee shall, to the extent previously discharged as a result of any such payment, be immediately reinstated and be in full force and effect. Each Guarantor hereby acknowledges and agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Company's Obligations under this Indenture and the Notes may be accelerated as provided in Article 6 for purposes of its Note Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration, and (y) in the event of any declaration of acceleration of the Company's Obligations under this Indenture and the Notes as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of its Note Guarantee.

         (b) Upon making any payment with respect to the Company hereunder, a Guarantor shall be subrogated to the rights of the payee against the Company with respect to such payment; provided that no Guarantor shall enforce any payment by way of subrogation or contribution until all Obligations of the Company under this Indenture have been paid in full.

         SECTION 11.02. Trustee to Include Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company, the term "Trustee" as used in this Article 11 shall (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

         SECTION 11.03. Subordination of Guarantee. Each Guarantor's Obligations under its Note Guarantee shall be junior and subordinated in right of payment to any Senior Indebtedness of such Guarantor in the same manner and to the same extent as the Notes are subordinated to


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Senior Indebtedness of the Company pursuant to Article 10. Any Payment Blockage
Notice given to the Trustee in respect of the Company's Designated Senior Indebtedness pursuant to Section 10.03 shall be deemed to be a Payment Blockage Notice given to the Trustee in respect of such Guarantor's Designated Senior Indebtedness and any Payment Blockage Notice given to the Trustee in respect of such Guarantor's Designated Senior Indebtedness pursuant to this Section 11.03 shall be deemed to be a Payment Blockage Notice given to the Trustee in respect of the Company's Designated Senior Indebtedness.

         In the event of a conflict between the provisions of Section 10.03 and the provisions of Section 10.03 as read to apply to such Guarantor's Note Guarantee pursuant to this Section 11.03, the provisions of Section 10.03 shall apply and govern this Indenture.

         SECTION 11.04. Senior Subordinated Debt of Guarantor. Each Guarantor hereby agrees that it will not Incur, Guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness of such Guarantor unless such Indebtedness is pari passu with or is expressly subordinated in right of payment to the Notes.

         SECTION 11.05. Limits of Guarantee. (a) Notwithstanding anything to the contrary in this Article 11, the aggregate amount of the Obligations guaranteed under this Indenture by each Guarantor shall be limited in amount to the lesser of (a) the maximum amount that would not render such Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of any applicable state law and (b) the maximum amount that would not render the Note Guarantee an improper corporate distribution by such Guarantor under applicable state law.

                                   ARTICLE 12
                                  MISCELLANEOUS

         SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

         SECTION 12.02. Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:


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         If to the Company or the Guarantors:
             Eagle-Picher Industries, Inc.
             250 East Fifth Street
             Cincinnati, Ohio 445202
             Telecopier: (513) 721-7010
             Attention: President

         If to the Trustee:
             The Bank of New York
             101 Barclay St. Floor 21 West
             New York, NY 10286
             Telecopier: (212) 815-5915
             Attention: Corporate Trust Administration

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) the date receipt is acknowledged, if mailed by registered or certified mail; (iii) when answered back, if telecopied and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register maintained by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         SECTION 12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of section 312(c) of the TIA.

         SECTION 12.04. Certificate and Opinion As to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee: (a) an Officers' Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel (which shall include the statements set


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forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

         SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to section 314(a)(4) of the TIA) shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

         SECTION 12.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         SECTION 12.07. Legal Holidays. If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day , and no interest shall accrue for the intervening period.

         SECTION 12.08. No Recourse Against Others. No director, officer, employee, incorporator or direct or indirect stockholder or Affiliate of the Company or any Guarantor (other than the Company and any Guarantor), as such, shall have any liability for any obligation of the Company under this Indenture, the Notes Guarantees or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the Issuance of the Notes.

         SECTION 12.09. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 12.10. Initial Appointments, Compliance Certificates. The Company initially appoints the Trustee as Paying Agent, Registrar (subject to
Section 2.03 and 2.06) and authenticating agent. The first compliance certificate to be delivered by the Company to the Trustee pursuant to Section
4.03 shall be for the fiscal year ending on November 30, 1998.

         SECTION 12.11. Governing Law. The internal laws of the State of New York shall govern this Indenture and the Notes, without regard to the conflict of laws provisions thereof.

         SECTION 12.12. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.

         SECTION 12.13. Successors. All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind any successors of the Company and such Guarantors, respectively. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 12.14. Severability. If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 12.15. Third Party Beneficiaries. Holders of Senior Indebtedness are third party beneficiaries of this Indenture, and any of them (or their Representative) shall have the right to enforce the provisions of this Indenture that benefit such holders.

         SECTION 12.16. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture, and shall in no way modify or restrict any of the terms or provisions of this Indenture.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date and year first written above.

                                                 E-P ACQUISITION, INC.

                                                 By: /s/  JOEL P. WYLER
                                                    ----------------------------
                                                     Name: Joel P. Wyler
                                                     Title: President

                                                 DAISY PARTS, INC.

                                                 By: /s/  ANDRIES RUIJSSENAARS
                                                    ----------------------------
                                                     Name: Andries Ruijssenaars
                                                     Title: Authorized Person

                                                 EAGLE-PICHER DEVELOPMENT
                                                     COMPANY, INC.

                                                 By: /s/  ANDRIES RUIJSSENAARS
                                                    ----------------------------
                                                     Name: Andries Ruijssenaars
                                                     Title: President

                                                 EAGLE-PICHER HOLDINGS, INC.

                                                 By: /s/  JOEL P. WYLER
                                                    ----------------------------
                                                     Name: Joel P. Wyler
                                                     Title: President

                                                 EAGLE-PICHER FAR EAST, INC.

                                                 By: /s/  ANDRIES RUIJSSENAARS
                                                    ----------------------------
                                                     Name: Andries Ruijssenaars
                                                     Title: Authorized Person

                                                 EAGLE-PICHER FLUID SYSTEMS,
                                                      INC.

                                                 By: /s/ ANDRIES RUIJSSENAARS
                                                    ----------------------------
                                                     Name: Andries Ruijssenaars
                                                     Title: Authorized Person

                                                 EAGLE-PICHER MINERALS, INC.

                                                 By: /s/ ANDRIES RUIJSSENAARS
                                                    ----------------------------
                                                     Name: Andries Ruijssenaars
                                                     Title: Authorized Person

                                                 EAGLE-PICHER TECHNOLOGIES,
                                                      LLC

                                                 By: /s/ ANDRIES RUIJSSENAARS
                                                    ----------------------------
                                                     Name: Andries Ruijssenaars
                                                     Title: Director-Manager

                                                 HILLSDALE TOOL &
                                                    MANUFACTURING CO.

                                                 By: /s/ ANDRIES RUIJSSENAARS
                                                    ----------------------------
                                                     Name: Andries Ruijssenaars
                                                     Title: Authorized Person

                                                 MICHIGAN AUTOMOTIVE
                                                    RESEARCH CORPORATION

                                                 By: /s/ ANDRIES RUIJSSENAARS
                                                    ----------------------------
                                                     Name: Andries Ruijssenaars
                                                     Title: Authorized Person

                                                 THE BANK OF NEW YORK
                                                       as Trustee

                                                 By: /s/ MARY JANE MORRISSEY
                                                    ----------------------------
                                                     Name: Mary Jane Morrissey
                                                     Title: Vice President

                                                                       EXHIBIT A

                             (FORM OF FACE OF NOTE)

                 [Legend if Note is a Transfer Restricted Note]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i)
(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE.

                  [Additional Legend if Note is a Global Note]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.06,
2.07 AND 2.08 OF THE INDENTURE.

       [Additional Legend if Note is a Regulation S Temporary Global Note]

THIS NOTE IS A TEMPORARY GLOBAL SECURITY. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON WHO PURCHASED SUCH INTEREST IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR DEFINITIVE SECURITIES. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

                              E-P ACQUISITION, INC.
                                TO BE MERGED INTO
                          EAGLE-PICHER INDUSTRIES, INC.
                    9 3/8% SENIOR SUBORDINATED NOTES DUE 2008

No.  ____________                                                   $__________
                                                           [CUSIP][CINS] NO.

         E-P Acquisition, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ___________________ Dollars on March 1, 2008.

         Interest Payment Dates:    March 1 and September 1, commencing
                                    March 1, 1998

         Record Dates:              February 15 and August 15

         Pursuant to the Indenture, the payment of principal of and premium, if any, and interest and, if applicable, Special Interest on this Note is unconditionally guaranteed by Eagle-Picher Holdings, Inc., and its successors ("PARENT") and by the Subsidiary Guarantors (as defined in the Indenture) (together with Parent, the "GUARANTORS"), and such other Persons as may from time to time execute and deliver to the Trustee a counterpart of the Indenture as a Subsidiary Guarantor.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and as more fully specified in the Indenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                 E-P ACQUISITION, INC.

                                                 By:
                                                    ----------------------------
                                                     Name:
                                                     Title:

                                                 By:
                                                    ----------------------------
                                                     Name:
                                                     Title:

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:_______________

     This is one of the Notes referred to in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK
                                                as Trustee

                                            By:
                                               ---------------------------------
                                                      Authorized Signatory

                FORM OF ALTERNATIVE CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK
                                                 as Trustee

                                            By:
                                               ---------------------------------
                                                    as Authenticating Agent

                                            By:
                                               ---------------------------------
                                                      Authorized Signatory

                             FORM OF REVERSE OF NOTE

           1. INTEREST. E-P Acquisition, Inc. (the "Company") promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Cash interest will accrue at 9.375% per annum until maturity and will be payable semi-annually in arrears in cash on March 1 and September 1 of each year commencing March 1, 1998, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the original date of issue. To the extent lawful, the Company shall pay interest on overdue principal, premium, if any, interest and Special Interest, if any, from time to time on demand at the rate of 11.375% per annum, compounded semi-annually. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         [In the event that one or more Registration Defaults shall have occurred and be continuing under the Registration Rights Agreement, then Special Interest (as defined therein) (in addition to the interest otherwise due hereon) will accrue on the principal amount of the Notes and the New Notes (in addition to the stated interest on the Notes and the New Notes) from and including the date on which the first such Registration Default shall have occurred to but excluding the date on which all such Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of the first such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.5% per annum in the aggregate as a result of any Registration Default or Defaults. All accrued Special Interest, if any, will be paid by the Company or the Guarantors, in arrears, on each Interest Payment Date, commencing September 1, 1998. Upon the cure of all Registration Defaults, the accrual of Special Interest will cease.](1)

         [There shall also be payable in respect of this Note all Special Interest that may have accrued on the Note for which this Note was exchanged (as defined in such Note) pursuant to the Exchange Offer or otherwise pursuant to a Registration of such Note, such Special Interest to be payable in accordance with the terms of such Note.](2)

           2. METHOD OF PAYMENT. The Company will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the record date for the next Interest Payment Date, which record date shall be February 15 and August 15 of each year (each a "Record Date"); notwithstanding the foregoing, the first record date shall be February 24, 1998. Holders must surrender Notes to a Paying Agent, as defined below, to

--------
     (1) To be included in Notes but not New Notes.
     (2) To be included in New Notes.

collect principal payments on such Notes. Principal of, premium, if any, interest and Special Interest, if any, on, the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company by wire transfer of immediately available funds or, in the case of certificated securities only, by mailing a check to the registered address of the Holder. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose.

         3. PAYING AGENT AND REGISTRAR. (a) The Bank of New York (the "Trustee") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

           (b) Pursuant to the Indenture, the Company has appointed the Trustee as transfer and exchange agent for the purpose of any transfer or exchange of the Notes.

           (c) Holders shall present Notes to the Trustee, as transfer and exchange agent.

           4. INDENTURE. The Company has issued the Notes under an Indenture, dated as of February 24, 1998 (the "Indenture"), among the Company, as issuer of the Notes, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code
'SS''SS' 77aaa-77bbbb) as in effect on the date of the original issuance of the Notes (the "Trust Indenture Act"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned to them in the Indenture). The Notes are unsecured general obligations of the Company limited to $220,000,000 in aggregate principal amount.

         5. REDEMPTION PROVISIONS. (a) The Notes are not subject to any mandatory sinking fund redemption prior to maturity.

           (b) Except as set forth below in this Section 5, the Notes may not be redeemed at the option of the Company prior to March 1, 2003. On March 1, 2003 and thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, together with accrued and unpaid interest if any thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

                                YEAR                      PERCENTAGE
            -------------------------------------------   ----------
            2003.......................................    104.688%
            2004.......................................    103.125%
            2005.......................................    101.563%
            2006 and thereafter........................    100.000%

           (c) In addition to the Company's right to redeem the Notes as set forth in Section 5(b), at any time prior to March 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes outstanding on the Issue Date with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest (including Special Interest, if any) to the redemption date; provided that (x) at least $100 million aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption and (y) such redemption occurs within 60 days of the date of the closing of any such Equity Offering.

           (d) If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder whose Notes are to be redeemed at the registered address of such holder. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

           6. MANDATORY OFFERS. (a) Within 30 days after any Change of Control Trigger Date or Asset Sale Trigger Date, the Company shall mail to the Trustee (who shall mail to each Holder) a notice stating certain details as set forth in
Section 3.08 of the Indenture in connection with the Offer that the Company is obligated under the Indenture to make to Holders in such circumstances.

           (b) Holders may tender all or, subject to Section 8 below, any portion of their Notes by completing the attachment hereto entitled "OPTION OF HOLDER TO ELECT PURCHASE" in an Offer.

           (c) Upon a Change of Control, any Holder of Notes will have the right to cause the Company to purchase the Notes of such Holder, in whole or in part in integral multiples of aggregate principal amount of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (including Special Interest, if any), if any, to the date of repurchase, as provided in, and subject to the terms of the Indenture.

           (d) Upon there being at least $5,000,000 in Excess Proceeds relating to one or more Asset Sales, any Holder of Notes will have the right to cause the Company to purchase the Notes of such Holder, in whole or in part in integral multiples of aggregate principal amount of $1,000, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, and Special Interest, if any, to the date such Net Proceeds Offer is consummated, as provided in, and subject to the terms of the Indenture.

           (e) Promptly after consummation of an Offer, (i) the Paying Agent shall mail or wire transfer, if permitted under the Indenture, to each Holder of Notes or portions thereof accepted for payment an amount equal to Change of Control Price or Offered Price, as the case may be,
         (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Company shall issue and the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

           (f) The Company will (i) announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations to the extent applicable to any Offer.

           7. NOTES TO BE REDEEMED OR PURCHASED. The Notes may be redeemed or purchased in part, but only in multiples of $1,000 principal amount unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest ceases to accrete or accrue, as the case may be, on the Notes or portions thereof called for redemption or accepted for purchase on such date.

           8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 principal amount of maturity and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered pursuant to an Offer. Neither the Trustee or the Registrar shall be required to issue, register the transfer of or exchange any Note (i) to register the transfer of or exchange any Note selected for redemption, (ii) to register the transfer of or exchange any Note for a period of 15 days before the mailing of a notice of redemption ending on the date of such mailing, (iii) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

         9. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of the Note for all purposes.

          10. AMENDMENTS AND WAIVERS. (a) Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided that: (i) no such modification or amendment may, without the consent of the holders of 75% in aggregate principal amount of such series of Notes then outstanding, amend or modify the obligations of the Company under Section 4.15 of the Indenture (or the definitions related thereto) that could adversely affect the rights of any holder of the Notes; and (ii) without the consent of each holder affected, the Company and the Trustee may not: (w) extend the maturity of any Note; (x) affect the terms of any scheduled payment of interest on or principal of the Notes (including without limitation any redemption provisions); (y) take any action that would subordinate the Notes or the Note Guarantees to any other Indebtedness of the Company or any of Guarantors, respectively (except as provided in Article 10), or otherwise affect the ranking of the Notes or the Note Guarantees; or (z) reduce the percentage of holders necessary to consent to an amendment, supplement or waiver to this Indenture.

           (b) Notwithstanding section 10(a) above, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes, without the consent of any Holder, to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the obligations to the Holders of the Company, or the Guarantors, as the case may be, in the event of any merger or reorganization involving the Company, or a Guarantor, as the case may be, that is permitted under
         Article 5 of the Indenture; make any change that would provide any additional rights or benefits to Holders or does not adversely affect the legal rights under the Indenture of any Holder; comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         11. DEFAULTS AND REMEDIES. Events of Default include: (i) failure by the Company to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days; (ii) failure by the Company to pay the principal or premium, if any, on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon acceleration or otherwise; (iii) failure by the Company to comply with any of its agreements or covenants described under Article 5 of the Indenture, or in respect of its obligations to make a Change of Control Offer or a Net Proceeds Offer described in Section 4.15 and 4.16 of the Indenture, respectively; (iv) failure by the Company to comply with any other covenant in the Indenture and continuance of such failure for 60 days after notice of such failure has been given to the Company by the Trustee or by the holders of at least 25% of the aggregate principal amount of the Notes then outstanding;
(v) failure by either the Company or any of its Restricted Subsidiaries to make any payment when due after the expiration of any applicable grace period, in respect of any Indebtedness of the Company or any of such Restricted Subsidiaries, or the acceleration of the maturity of such Indebtedness by the holders thereof because of a default, with an aggregate outstanding principal amount for all such Indebtedness under this clause (v) of $10.0 million or more (but excluding in any event any such Indebtedness that is paid when so due after expiration of any applicable grace period, or upon acceleration of the maturity thereof, pursuant to any letter of credit); (vi) one or more final, non-appealable judgments or orders that exceed $10.0 million in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; (vii) certain events of bankruptcy, insolvency or reorganization involving the Parent, the Company or any Significant Subsidiary; and (viii) except as permitted by the Indenture, any Note Guarantee ceases to be in full force and effect or any Guarantor repudiates its obligations under any Note Guarantee.

         If an Event of Default (other than an Event of Default specified in clause (vii) above with respect to the Company), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of, premium, if any, and interest on the outstanding Notes shall immediately become due and payable. If an Event of Default results from bankruptcy, insolvency or reorganization with respect to the Company, all outstanding Notes shall become due and payable without any further action or notice. In certain cases, the holders of a majority in aggregate principal amount of the Notes then outstanding may waive an existing Default or Event of Default and its consequences, except a default in the payment of principal of, premium, if any, and interest on the Notes.

         In the case of an Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes under the provisions of Article 3 of the Indenture and under the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, upon the acceleration of the Notes. If an Event of Default occurs prior to March 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to March 1, 2003, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount equal to 10.0%.

         The holders may not enforce the provisions of the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power; provided however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal of, premium, if any, or interest on the Notes) if the Trustee determines that withholding such notice is in the holders' interest.

          12. GUARANTEE. Each Guarantor unconditionally, jointly and severally, guarantees (each a "NOTE GUARANTEE") to each Holder of a Note authenticated and delivered by the Trustee that: (i) the principal of, premium, interest (including Special Interest, if any) on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest and (including, Special Interest, if any), and premium, if any, on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be promptly paid in full, all in accordance with the terms of this Indenture and the Notes; and; (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise; provided that notwithstanding anything to the contrary herein or in Article 11 of the Indenture, the aggregate amount of the Obligations guaranteed under the Indenture by any Guarantor shall be limited in amount to the lesser of (x) the maximum amount that would not render such Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of any applicable state law and (y) the maximum amount that would not render the Note Guarantee of such Guarantor an improper corporate distribution by such Guarantor under applicable state law.

          13. ADDITIONAL NOTE GUARANTEES. If the Company or any of its Subsidiaries shall acquire or create another Subsidiary (other than (x) any Foreign Subsidiary or (y) a Subsidiary that has been designated as an Unrestricted Subsidiary or (z) an Immaterial Subsidiary), then within 10 days after acquiring or creating such Subsidiary, the Company will cause each such Subsidiary to execute and deliver to the Trustee a counterpart of this Indenture as a Subsidiary Guarantor.

          14. SUBORDINATION. (a) All Obligations owed under and in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full in cash of all Obligations owed under and in respect of all Senior Indebtedness of the Company and the Guarantors, and the subordination of the Notes is for the benefit of all holders of all Senior Indebtedness, whether outstanding on the Closing Date or Incurred thereafter. The Company agrees, and each Holder by accepting a Note agrees, to the subordination.

           (b) Each Guarantor's Obligations under its Notes Guarantee shall be junior and subordinated in right of payment to any Senior Indebtedness of the Guarantor in the manner set forth in more detail in Section
         11.03 of the Indenture.

          15. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

          16. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or direct or indirect stockholder of the Company or any Guarantor (other than the Company and any Subsidiary Guarantor), as such, shall have any liability for any obligation of the Company or such Subsidiary Guarantor under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

          17. MERGERS AND CERTAIN OTHER TRANSACTIONS. The Company will not, in a single transaction or a series of related transactions, (i) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Company's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and its Subsidiaries (taken as a whole), or assign any of its obligations under the Notes and the Indenture, to any Person or (ii) adopt a Plan of Liquidation unless, in either case: (a) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "SUCCESSOR"), is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Notes and the Indenture; (b) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (c) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (a) above and the incurrrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (1) the Consolidated Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (2) the Company or the Successor, as the case may be, could meet the Coverage Ratio Incurrence Condition; and (d) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by amendment to its guarantee confirmed that its guarantee of the Notes shall apply to the obligations of the

Company or the Successor under the Notes and the Indenture. For purposes of this paragraph, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

         18. GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.

         19. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         20. CUSIP/CINS NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP and CINS numbers, as applicable, to be printed on the Notes and has directed the Trustee to use CUSIP and CINS numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Notes.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to: Eagle-Picher Industries, Inc., 250 East Fifth Street, Cincinnati, Ohio, Attention: Secretary.

                  SCHEDULE OF EXCHANGES OF CERTIFICATED NOTES(3)

         The following exchanges of a part of this Global Note for Certificated Notes have been made:

                                                                          Principal Amount of this
                     Amount of decrease in      Amount of increase in     Global Note following         Signature of authorized
                     Principal Amount of this   Principal Amount of this  such decrease (or             officer of Trustee or
Date of Exchange     Global Note                Global Note               increase)                     Notes Custodian
-------------------  -------------------------  ------------------------  ----------------------------  -----------------------





--------
    (3) This schedule should only be added if the Note is issued in global form.

                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.: ______________________________________
Please print or typewrite name and address including zip code of assignee:

------------------------------------------------------------

------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

---------------------------
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL NOTES OTHER THAN EXCHANGE NOTES, REGULATION S PERMANENT GLOBAL NOTES AND OFFSHORE CERTIFICATED NOTES:]

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms, without utilizing any general solicitation or general advertising, that:

                                   [CHECK ONE]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       OR

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date: _______________               Signature:  ________________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF  (a), ABOVE, IS CHECKED:

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________                  Signature: _________________________________
                                    NOTICE:  To be executed by an executive
                                             officer of the transferee

Signature Guarantee: _______________________________

         (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), in accordance with the Securities Exchange Act of 1934, as amended.)

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you elect to have this Note purchased by the Company pursuant to
Section 4.15 of the Indenture, check the box: [ ]

         If you elect to have this Note purchased by the Company pursuant to
Section 4.16 of the Indenture, check the box: [ ]

         If you elect to have only part of the principal amount of this Note purchased by the Company pursuant to Section 4.15 or 4.16 of the Indenture, state the portion of such amount (multiples of $1,000 principal amount only):

         $_________________________.




Dated:                              Your signature:

----------------------              -----------------------------------
                                    (Sign exactly as name appears on the
                                     other side of this Note)

Signature Guarantee:__________________________________________

         (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B

                   Form of Certificate of Beneficial Ownership

                   [Complete Form I or Form II as Applicable]

                                    [Form I]

The Bank of New York
101 Barclay St., Floor 21 West
New York, NY 10286
Attention: Corporate Trust Administration

         Re: E-P Acquisition, Inc. (the "Company") 9 3/8% Senior Subordinated Notes due 2008 (the "Notes") Issued under the Indenture (the "Indenture") dated as of February 24, 1998 relating to the Notes

Dear Sirs:

         We are the beneficial owners of U.S.$________ principal amount of Notes issued under the Indenture and represented by Temporary Global Notes (as defined in the Indenture).

         We hereby certify as follows:

         [CHECK A OR B AS APPLICABLE.]

         [ ]A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

         [ ]B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) who purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

         Accordingly, you are hereby requested to exchange our beneficial interest in the Regulation S Temporary Global Notes for an equivalent beneficial interest in a Regulation S Permanent Global Notes.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                              Very truly yours,
                                              [NAME OF BENEFICIAL OWNER]

                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:
                                              Address:

Date:________________

                                    [Form II]

The Bank of New York
101 Barclay St., Floor 21 West
New York, NY 10286
Attention: Corporate Trust Administration

         Re: E-P Acquisition, Inc. (the "Company") 9 3/8% Senior Subordinated Notes due 2008 (the "Notes") Issued under the Indenture (the "Indenture") dated as of February 24, 1998 relating to the Notes

         This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations ("Member Organizations") appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by Regulation S Temporary Global Notes issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Regulation S Temporary Global Notes being submitted herewith for exchange is beneficially owned by persons who are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons who purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended. We further certify that (i) we are not submitting herewith for exchange any portion of such Regulation S Temporary Global Notes excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Regulation S Temporary Global Notes submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof. Accordingly, you are hereby requested to exchange such beneficial interest in the Regulation S Temporary Global Notes for an equivalent beneficial interest in a Regulation S Permanent Global Notes.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Yours faithfully,

                                    [MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK, Brussels
                                    office, as operator of the Euroclear System]

                                                 OR

                                    [CEDEL BANK, societe anonyme]
                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

Date:________________

                                                                       EXHIBIT C

                       Form of Certificate to be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                              ---------, ----


The Bank of New York
101 Barclay St., Floor 21 West
New York, NY 10286
Attention: Corporate Trust Administration

         Re:  E-P Acquisition, Inc. (the "Company")
              9 3/8% Senior Subordinated Notes due 2008 (the "Notes")

Dear Sirs:

         In connection with our proposed sale of U.S.$________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

         (1) the offer of the Notes was not made to a person in the United
States;

         (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

         (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act of 1933.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                            Very truly yours,

                                            [Name of Transferor]

                                            By:
                                               ---------------------------------
                                                     Authorized Signatory

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i)
(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.06,
2.07 AND 2.08 OF THE INDENTURE.

                              E-P ACQUISITION, INC.
                                TO BE MERGED INTO
                          EAGLE-PICHER INDUSTRIES, INC.
                    9 3/8% SENIOR SUBORDINATED NOTES DUE 2008

No. 1                                                         $200,000,000
                                                       CUSIP NO. 269803AC6

         E-P Acquisition, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Two Hundred Million Dollars on March 1, 2008.

         Interest Payment Dates:    March 1 and September 1, commencing
                                    March 1, 1998

         Record Dates:              February 15 and August 15

         Pursuant to the Indenture, the payment of principal of and premium, if any, and interest and, if applicable, Special Interest on this Note is unconditionally guaranteed by Eagle-Picher Holdings, Inc., and its successors ("PARENT") and by the Subsidiary Guarantors (as defined in the Indenture) (together with Parent, the "GUARANTORS"), and such other Persons as may from time to time execute and deliver to the Trustee a counterpart of the Indenture as a Subsidiary Guarantor.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and as more fully specified in the Indenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                               E-P ACQUISITION, INC.

                                               By: /s/ Joel P. Wyler
                                                  ----------------------------
                                                   Name:
                                                   Title:

                                               By: /s/ Peter J. Ph. Kortenhorst
                                                  ----------------------------
                                                   Name:
                                                   Title:


Dated: 2/24/98


     This is one of the Notes referred to in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK
                                                as Trustee

                                            By: /s/ Mary Jane Morrissey
                                               ---------------------------------
                                                      Authorized Signatory

                                 REVERSE OF NOTE

         1. INTEREST. E-P Acquisition, Inc. (the "Company") promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Cash interest will accrue at 9.375% per annum until maturity and will be payable semi-annually in arrears in cash on March 1 and September 1 of each year commencing March 1, 1998, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the original date of issue. To the extent lawful, the Company shall pay interest on overdue principal, premium, if any, interest and Special Interest, if any, from time to time on demand at the rate of 11.375% per annum, compounded semi-annually. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         In the event that one or more Registration Defaults shall have occurred and be continuing under the Registration Rights Agreement, then Special Interest (as defined therein) (in addition to the interest otherwise due hereon) will accrue on the principal amount of the Notes and the New Notes (in addition to the stated interest on the Notes and the New Notes) from and including the date on which the first such Registration Default shall have occurred to but excluding the date on which all such Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of the first such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.5% per annum in the aggregate as a result of any Registration Default or Defaults. All accrued Special Interest, if any, will be paid by the Company or the Guarantors, in arrears, on each Interest Payment Date, commencing September 1, 1998. Upon the cure of all Registration Defaults, the accrual of Special Interest will cease.

         2. METHOD OF PAYMENT. The Company will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the record date for the next Interest Payment Date, which record date shall be February 15 and August 15 of each year (each a "Record Date"); notwithstanding the foregoing, the first record date shall be February 24, 1998. Holders must surrender Notes to a Paying Agent, as defined below, to collect principal payments on such Notes. Principal of, premium, if any, interest and Special Interest, if any, on, the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company by wire transfer of immediately available funds or, in the case of certificated securities only, by mailing a check to the registered address of the Holder. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose.

         3. PAYING AGENT AND REGISTRAR. (a) The Bank of New York (the "Trustee") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

           (b) Pursuant to the Indenture, the Company has appointed the Trustee as transfer and exchange agent for the purpose of any transfer or exchange of the Notes.

           (c) Holders shall present Notes to the Trustee, as transfer and exchange agent.

           4. INDENTURE. The Company has issued the Notes under an Indenture, dated as of February 24, 1998 (the "Indenture"), among the Company, as issuer of the Notes, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code
'SS''SS' 77aaa-77bbbb) as in effect on the date of the original issuance of the Notes (the "Trust Indenture Act"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned to them in the Indenture). The Notes are unsecured general obligations of the Company limited to $220,000,000 in aggregate principal amount.

         5. REDEMPTION PROVISIONS. (a) The Notes are not subject to any mandatory sinking fund redemption prior to maturity.

           (b) Except as set forth below in this Section 5, the Notes may not be redeemed at the option of the Company prior to March 1, 2003. On March 1, 2003 and thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, together with accrued and unpaid interest if any thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:



                                YEAR                      PERCENTAGE
            -------------------------------------------   ----------
            2003.......................................    104.688%
            2004.......................................    103.125%
            2005.......................................    101.563%
            2006 and thereafter........................    100.000%

           (c) In addition to the Company's right to redeem the Notes as set forth in Section 5(b), at any time prior to March 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes outstanding on the Issue Date with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest (including Special Interest, if any) to the redemption date; provided that (x) at least $100 million aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption and (y) such redemption occurs within 60 days of the date of the closing of any such Equity Offering.

           (d) If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder whose Notes are to be redeemed at the registered address of such holder. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

           6. MANDATORY OFFERS. (a) Within 30 days after any Change of Control Trigger Date or Asset Sale Trigger Date, the Company shall mail to the Trustee (who shall mail to each Holder) a notice stating certain details as set forth in
Section 3.08 of the Indenture in connection with the Offer that the Company is obligated under the Indenture to make to Holders in such circumstances.

           (b) Holders may tender all or, subject to Section 8 below, any portion of their Notes by completing the attachment hereto entitled "OPTION OF HOLDER TO ELECT PURCHASE" in an Offer.

           (c) Upon a Change of Control, any Holder of Notes will have the right to cause the Company to purchase the Notes of such Holder, in whole or in part in integral multiples of aggregate principal amount of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (including Special Interest, if any), if any, to the date of repurchase, as provided in, and subject to the terms of the Indenture.

           (d) Upon there being at least $5,000,000 in Excess Proceeds relating to one or more Asset Sales, any Holder of Notes will have the right to cause the Company to purchase the Notes of such Holder, in whole or in part in integral multiples of aggregate principal amount of $1,000, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, and Special Interest, if any, to the date such Net Proceeds Offer is consummated, as provided in, and subject to the terms of the Indenture.

           (e) Promptly after consummation of an Offer, (i) the Paying Agent shall mail or wire transfer, if permitted under the Indenture, to each Holder of Notes or portions thereof accepted for payment an amount equal to Change of Control Price or Offered Price, as the case may be,
         (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Company shall issue and the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

           (f) The Company will (i) announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations to the extent applicable to any Offer.

           7. NOTES TO BE REDEEMED OR PURCHASED. The Notes may be redeemed or purchased in part, but only in multiples of $1,000 principal amount unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest ceases to accrete or accrue, as the case may be, on the Notes or portions thereof called for redemption or accepted for purchase on such date.

           8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 principal amount of maturity and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered pursuant to an Offer. Neither the Trustee or the Registrar shall be required to issue, register the transfer of or exchange any Note (i) to register the transfer of or exchange any Note selected for redemption, (ii) to register the transfer of or exchange any Note for a period of 15 days before the mailing of a notice of redemption ending on the date of such mailing, (iii) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

         9. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of the Note for all purposes.

          10. AMENDMENTS AND WAIVERS. (a) Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided that: (i) no such modification or amendment may, without the consent of the holders of 75% in aggregate principal amount of such series of Notes then outstanding, amend or modify the obligations of the Company under Section 4.15 of the Indenture (or the definitions related thereto) that could adversely affect the rights of any holder of the Notes; and (ii) without the consent of each holder affected, the Company and the Trustee may not: (w) extend the maturity of any Note; (x) affect the terms of any scheduled payment of interest on or principal of the Notes (including without limitation any redemption provisions); (y) take any action that would subordinate the Notes or the Note Guarantees to any other Indebtedness of the Company or any of Guarantors, respectively (except as provided in Article 10), or otherwise affect the ranking of the Notes or the Note Guarantees; or (z) reduce the percentage of holders necessary to consent to an amendment, supplement or waiver to this Indenture.

           (b) Notwithstanding section 10(a) above, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes, without the consent of any Holder, to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the obligations to the Holders of the Company, or the Guarantors, as the case may be, in the event of any merger or reorganization involving the Company, or a Guarantor, as the case may be, that is permitted under
         Article 5 of the Indenture; make any change that would provide any additional rights or benefits to Holders or does not adversely affect the legal rights under the Indenture of any Holder; comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         11. DEFAULTS AND REMEDIES. Events of Default include: (i) failure by the Company to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days; (ii) failure by the Company to pay the principal or premium, if any, on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon acceleration or otherwise; (iii) failure by the Company to comply with any of its agreements or covenants described under Article 5 of the Indenture, or in respect of its obligations to make a Change of Control Offer or a Net Proceeds Offer described in Section 4.15 and 4.16 of the Indenture, respectively; (iv) failure by the Company to comply with any other covenant in the Indenture and continuance of such failure for 60 days after notice of such failure has been given to the Company by the Trustee or by the holders of at least 25% of the aggregate principal amount of the Notes then outstanding; (v) failure by either the Company or any of its Restricted Subsidiaries to make any payment when due after the expiration of any applicable grace period, in respect of any Indebtedness of the Company or any of such Restricted Subsidiaries, or the acceleration of the maturity of such Indebtedness by the holders thereof because of a default, with an aggregate outstanding principal amount for all such Indebtedness under this clause (v) of $10.0 million or more (but excluding in any event any such Indebtedness that is paid when so due after expiration of any applicable grace period, or upon acceleration of the maturity thereof, pursuant to any letter of credit); (vi) one or more final, non-appealable judgments or orders that exceed $10.0 million in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; (vii) certain events of bankruptcy, insolvency or reorganization involving the Parent, the Company or any Significant Subsidiary; and (viii) except as permitted by the Indenture, any Note Guarantee ceases to be in full force and effect or any Guarantor repudiates its obligations under any Note Guarantee.

         If an Event of Default (other than an Event of Default specified in clause (vii) above with respect to the Company), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of, premium, if any, and interest on the outstanding Notes shall immediately become due and payable. If an Event of Default results from bankruptcy, insolvency or reorganization with respect to the Company, all outstanding Notes shall become due and payable without any further action or notice. In certain cases, the holders of a majority in aggregate principal amount of the Notes then outstanding may waive an existing Default or Event of Default and its consequences, except a default in the payment of principal of, premium, if any, and interest on the Notes.

         In the case of an Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes under the provisions of Article 3 of the Indenture and under the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, upon the acceleration of the Notes. If an Event of Default occurs prior to March 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to March 1, 2003, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount equal to 10.0%.

         The holders may not enforce the provisions of the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power; provided however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal of, premium, if any, or interest on the Notes) if the Trustee determines that withholding such notice is in the holders' interest.

          12. GUARANTEE. Each Guarantor unconditionally, jointly and severally, guarantees (each a "NOTE GUARANTEE") to each Holder of a Note authenticated and delivered by the Trustee that: (i) the principal of, premium, interest (including Special Interest, if any) on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest and (including, Special Interest, if any), and premium, if any, on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be promptly paid in full, all in accordance with the terms of this Indenture and the Notes; and; (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise; provided that notwithstanding anything to the contrary herein or in Article 11 of the Indenture, the aggregate amount of the Obligations guaranteed under the Indenture by any Guarantor shall be limited in amount to the lesser of (x) the maximum amount that would not render such Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of any applicable state law and (y) the maximum amount that would not render the Note Guarantee of such Guarantor an improper corporate distribution by such Guarantor under applicable state law.

          13. ADDITIONAL NOTE GUARANTEES. If the Company or any of its Subsidiaries shall acquire or create another Subsidiary (other than (x) any Foreign Subsidiary or (y) a Subsidiary that has been designated as an Unrestricted Subsidiary or (z) an Immaterial Subsidiary), then within 10 days after acquiring or creating such Subsidiary, the Company will cause each such Subsidiary to execute and deliver to the Trustee a counterpart of this Indenture as a Subsidiary Guarantor.

          14. SUBORDINATION. (a) All Obligations owed under and in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full in cash of all Obligations owed under and in respect of all Senior Indebtedness of the Company and the Guarantors, and the subordination of the Notes is for the benefit of all holders of all Senior Indebtedness, whether outstanding on the Closing Date or Incurred thereafter. The Company agrees, and each Holder by accepting a Note agrees, to the subordination.

           (b) Each Guarantor's Obligations under its Notes Guarantee shall be junior and subordinated in right of payment to any Senior Indebtedness of the Guarantor in the manner set forth in more detail in Section
         11.03 of the Indenture.

          15. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

          16. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or direct or indirect stockholder of the Company or any Guarantor (other than the Company and any Subsidiary Guarantor), as such, shall have any liability for any obligation of the Company or such Subsidiary Guarantor under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

         17. MERGERS AND CERTAIN OTHER TRANSACTIONS. The Company will not, in a single transaction or a series of related transactions, (i) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Company's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and its Subsidiaries (taken as a whole), or assign any of its obligations under the Notes and the Indenture, to any Person or (ii) adopt a Plan of Liquidation unless, in either case: (a) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "SUCCESSOR"), is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Notes and the Indenture; (b) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (c) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (a) above and the incurrrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (1) the Consolidated Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (2) the Company or the Successor, as the case may be, could meet the Coverage Ratio Incurrence Condition; and (d) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by amendment to its guarantee confirmed that its guarantee of the Notes shall apply to the obligations of the Company or the Successor under the Notes and the Indenture. For purposes of this paragraph, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

         18. GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.

         19. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         20. CUSIP/CINS NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP and CINS numbers, as applicable, to be printed on the Notes and has directed the Trustee to use CUSIP and CINS numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Notes.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to: Eagle-Picher Industries, Inc., 250 East Fifth Street, Cincinnati, Ohio, Attention: Secretary.

                  SCHEDULE OF EXCHANGES OF CERTIFICATED NOTES

         The following exchanges of a part of this Global Note for Certificated Notes have been made:

                                                                          Principal Amount of this
                     Amount of decrease in      Amount of increase in     Global Note following         Signature of authorized
                     Principal Amount of this   Principal Amount of this  such decrease (or             officer of Trustee or
Date of Exchange     Global Note                Global Note               increase)                     Notes Custodian
-------------------  -------------------------  ------------------------  ----------------------------  -----------------------





                                 TRANSFER NOTICE

         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.: ______________________________________
Please print or typewrite name and address including zip code of assignee:

------------------------------------------------------------

------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

---------------------------
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms, without utilizing any general solicitation or general advertising, that:

                                   [CHECK ONE]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       OR

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date: _______________               Signature:  ________________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF  (a), ABOVE, IS CHECKED:

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________                  Signature: _________________________________
                                    NOTICE:  To be executed by an executive
                                             officer of the transferee

Signature Guarantee: _______________________________

         (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), in accordance with the Securities Exchange Act of 1934, as amended.)

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you elect to have this Note purchased by the Company pursuant to
Section 4.15 of the Indenture, check the box: [ ]

         If you elect to have this Note purchased by the Company pursuant to
Section 4.16 of the Indenture, check the box: [ ]

         If you elect to have only part of the principal amount of this Note purchased by the Company pursuant to Section 4.15 or 4.16 of the Indenture, state the portion of such amount (multiples of $1,000 principal amount only):

         $_________________________.




Dated:                              Your signature:

----------------------              -----------------------------------
                                    (Sign exactly as name appears on the
                                     other side of this Note)

Signature Guarantee:__________________________________________

         (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), in accordance with the Securities Exchange Act of 1934, as amended.)